UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement
☐ Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ARCH CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

501 MERRITT 7, NORWALK, CONNECTICUT 06851

March 28, 2005

Dear Fellow Shareholder:

You are cordially invited to attend our 2005 Annual Meeting of Shareholders at 10:15 a.m., local time, on Thursday, April 28th. The meeting will be held at The Dolce Norwalk Center for Leadership and Innovation, 32 Weed Avenue, Norwalk, Connecticut.

You will find information about the meeting in the enclosed Notice and Proxy Statement.

Please be advised that we have not planned a communications segment or any multimedia presentations for the 2005 Annual Meeting.

Whether or not you plan to attend and regardless of how many shares you own, please vote your shares by using the telephone or the Internet or by signing and dating the enclosed proxy card and mailing the lower half of it in the enclosed envelope as soon as possible. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card. Keep the upper half to be used as your admission card to the meeting.

Sincerely,

MICHAEL E. CAMPBELL
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT You are urged to vote by telephone, via the Internet or by signing, dating and promptly mailing your proxy card in the enclosed envelope.

ARCH CHEMICALS, INC.

Notice of Annual Meeting of Shareholders

Norwalk, Connecticut

March 28, 2005

The Annual Meeting of Shareholders of Arch Chemicals, Inc. will be held at The Dolce Norwalk Center for Leadership and Innovation, 32 Weed Avenue, Norwalk, Connecticut, on Thursday, April 28, 2005, at 10:15 a.m., local time, to consider and act upon the following:

(1)  The election of four directors.

(2)  Approval of the Senior Management Incentive Compensation Plan.

(3)  Approval of the Arch Chemicals, Inc. 1999 Long Term Incentive Plan.

(4)  Ratification of the appointment of independent auditors for 2005.

(5)  Such other business as may properly come before the meeting or any adjournment.

The Board of Directors has fixed March 3, 2005 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

SARAH A. O’CONNOR

Secretary

ARCH CHEMICALS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held April 28, 2005

Who is Arch Chemicals?

Arch Chemicals, Inc. (“Arch” or the “Company”) is a NYSE-listed, specialty chemicals manufacturer. Arch is traded under the symbol “ARJ.” The mailing address of the Company’s principal executive office is 501 Merritt 7, P.O. Box 5204, Norwalk, Connecticut 06856-5204.

When and where will the Annual Meeting be held?

The Annual Meeting of Shareholders of the Company (“Annual Meeting”) will be held at The Dolce Norwalk Center for Leadership and Innovation, 32 Weed Avenue, Norwalk, Connecticut, on Thursday, April 28, 2005, at 10:15 a.m., local time.

Who is asking for my vote and why are you sending me this document?

The Board of Directors of the Company (the “Board”) asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders. The votes will be formally counted at the Annual Meeting on Thursday, April 28, 2005, or if the Annual Meeting is adjourned or postponed, at any later meeting.

We are providing this Proxy Statement and related proxy card to the shareholders of the Company in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the meeting will be voted at the meeting. We are mailing this Proxy Statement and the related proxy card to shareholders beginning on or about March 28, 2005.

What am I being asked to vote on?

(1)  The election of four directors.

(2)  Approval of the Senior Management Incentive Compensation Plan.

(3)  Approval of the Arch Chemicals, Inc. 1999 Long Term Incentive Plan.

(4)  Ratification of the appointment of the independent auditors for 2005.

(5)  Such other business as may properly come before the meeting or any adjournment.

How does the Board recommend I vote on the proposals?

The Board recommends a vote FOR the nominees for director identified in “Item 1— Election of Directors” and FOR “Item 2 – Approval of the Senior Management Incentive Compensation Plan,” “Item 3— Approval of the 1999 Long Term Incentive Plan,” and “Item 4— Ratification of Appointment of Independent Auditors.”

Who is eligible to vote?

All shareholders of record at the close of business on March 3, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting.

How many shares can vote?

At the close of business on the Record Date, the Company had outstanding 23,601,612 shares of common stock, par value $1 per share (the “Common Stock”). Each shareholder on the Record Date is entitled to one vote for each full share owned by such shareholder on each of the matters voted on at the Annual Meeting. Of those shares of Common Stock outstanding, approximately 1,522,294 shares (or approximately 6.45%) were held in the Arch Common Stock Fund of the Arch Chemicals, Inc. Contributing Employee Ownership Plan (“CEOP”), all of which are held by JPMorgan Chase Bank as the trustee of the CEOP (“CEOP Trustee”).

How do I vote?

You may vote in person at the Annual Meeting or by returning your completed proxy card in the enclosed postage-paid envelope. In addition, shareholders of record, participants in the CEOP and participants in the Olin Corporation Contributing Employee Ownership Plan (“Olin CEOP”) also have a choice of voting over the Internet or by using a U.S. toll-free telephone number. Please refer to the proxy card for further information on how to vote electronically. However, please note that Internet and telephone voting facilities for shares held of record will close at 11:59 p.m., U.S. Eastern time, on April 27, 2005 and for shares held through the CEOP or Olin CEOP will close at 9:00 a.m., U.S. Eastern time, on April 27, 2005. If you do vote by telephone or the Internet, it is not necessary to return your proxy card. Please note that participants in the CEOP and in the Olin CEOP who do not vote by telephone or Internet must return their proxy card in the accompanying envelope so that it is received no later than Noon, U.S. Eastern Time, on April 26, 2005 for their voting instructions to be followed.

Please be aware that if you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. Neither the Company nor the Company’s stock transfer agent charges Company shareholders who elect to vote over the Internet for voting via the Internet.

The Internet and telephone voting procedures are set forth on the proxy card.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. However, please note that if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record, to be able to vote in person at the meeting. CEOP participants must vote through the CEOP Trustee, and participants in the Olin CEOP must vote through the trustee of the Olin CEOP and may not vote their shares held in the CEOP or Olin CEOP in person at the Annual Meeting.

To what shares does the proxy card apply?

The proxy card supplied by the Company will apply to the number of shares of Common Stock that you hold of record and, if you are a participant in the CEOP or a participant in the Olin CEOP, the number of shares held for your account under the CEOP or Olin CEOP, as the case may be. CEOP participants and Olin CEOP participants will not receive a separate voting instruction card. If you do not execute and return this proxy card or vote electronically, your shares held of record will not be voted and your shares held in the CEOP will be voted by the CEOP Trustee in the same proportion as shares of Common Stock for which the CEOP Trustee has received instructions from other CEOP participants. Olin CEOP participants should consult with their plan administrator on how their shares held in the Olin CEOP will or will not be voted if they do not return a proxy card or otherwise give voting instructions to the trustee of the Olin CEOP.

Am I a shareholder of record?

If your shares are represented by a stock certificate registered in your name or if the Company’s stock transfer agent (The Bank of New York) is holding your shares in a “book entry” account under your name, you are a shareholder of record with respect to those shares so held. If your shares are otherwise owned directly by a bank, broker, or other holder of record, you are not a shareholder of record with respect to the shares so held by such bank, broker or other holder of record.

If I return the proxy card or vote electronically, how will my shares be voted?

Where a shareholder of record or CEOP participant timely directs in the proxy (including an electronic vote) a choice regarding any matter that is to be voted on, that direction will be followed. If no direction is made, returned proxies of shareholders of record and CEOP participants will have their registered shares and shares held in the CEOP voted for the election of the director nominees as set forth below and in favor of “Item 2— Approval of the Senior Management Incentive Compensation Plan,” “Item 3—Approval of the 1999 Long Term Incentive Plan” and “Item 4—Ratification of Appointment of Independent Auditors.”

As of the date hereof, the Company does not know of any matters other than those referred to in the accompanying Notice which are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment.

If I do not return the enclosed proxy card and do not vote electronically, how will the shares I own of record and through the CEOP or Olin CEOP be voted?

If you do not vote by returning the enclosed proxy card, do not vote electronically and do not vote at the meeting in person or other proxy, your shares held of record by you will not be voted at the Annual Meeting. CEOP participants who do not return the proxy card or vote electronically in a timely manner will have their shares of Common Stock held in the CEOP voted by the CEOP Trustee in the same proportion as shares of Common Stock for which the CEOP Trustee has received instructions from other CEOP participants. Olin CEOP participants should consult with their plan administrator on how their shares held in the Olin CEOP will or will not be voted if they do not return their proxy card or otherwise give voting instructions to the trustee of the Olin CEOP.

What if I own shares of the Company through a bank, broker or other holder of record?

If you hold Common Stock through a bank, broker or other holder of record, you will most likely receive voting instructions from such bank, broker or other holder. In any case, please follow those instructions to assure that your shares are voted and represented at the meeting.

If your shares are owned directly in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record, to be able to vote in person at the meeting. CEOP participants must vote the shares held in the CEOP through the CEOP Trustee.

How are the shares held in the BuyDIRECTSM Investment Program voted?

The Bank of New York (“BNY”), is the Company’s registrar and stock transfer agent. For holders of Common Stock who participate in the BuyDIRECTSM program offered by BNY, BNY will vote any shares of Common Stock that it holds for the participant’s account in accordance with the participant’s electronic vote or with the proxy returned by the participant covering his or her shares of record. If a BuyDIRECTSM participant does not send in a proxy for shares held of record or otherwise vote electronically, BNY will not vote the shares of such participant held in such program.

Can I change my vote after I have returned my proxy card or voted over the telephone or via the Internet?

Yes. Any person who has returned a proxy or voted electronically has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by voting again via the Internet or by telephone, by giving notice in writing to the Company’s Corporate Secretary or by voting in person at the meeting. Please note however that telephone and Internet voting ends for shares held of record at 11:59 p.m., U.S. Eastern time, on April 27, 2005 and for shares held through the CEOP and Olin CEOP at 9:00 a.m., U.S. Eastern time, on April 27, 2005. Please note that participants in the CEOP and in the Olin CEOP who do not vote by telephone or

BuyDIRECTSM is a service mark of BNY.

Internet must return their proxy card in the accompanying envelope so that BNY receives it no later than Noon, U.S. Eastern time, on April 26, 2005 if their voting instructions are to be followed. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record to be able to vote in person at the meeting.

What does it mean if I get more than one proxy or voting instruction card?

You will receive one proxy card for each way in which your shares are registered. If you receive more than one proxy card (other than because you are a participant in a savings plan of another company), it is because your shares are registered in different names or with different addresses or are held in different accounts. Please sign and return each proxy card that you receive to ensure that all your shares are voted. To enable us to provide better shareholder service, we encourage shareholders to have all their shares registered in the same name with the same address. You should contact BNY at (866) 857-2223 (U.S. toll free) for instructions on how to change the way your shares are held if you receive more than one mailing.

CERTAIN BENEFICIAL OWNERS

Except as indicated below, the Company knows of no person who was the beneficial owner of more than five percent of Common Stock as of December 31, 2004.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(a) 100 East Pratt Street Baltimore, MD 21202	2,717,300	11.6

FMR Corp.(b) 82 Devonshire Street Boston, MA 02109	1,951,950	8.3

Snyder Capital Management, L.P.(c) Snyder Capital Management, Inc. 350 California Street, Suite 1460 San Francisco, CA 94104	1,395,300	5.9

(a)	T. Rowe Price Associates, Inc. (“Price Associates”), a registered investment adviser, has advised the Company in an amended Schedule 13G filing that the securities are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Stock Fund, Inc. (“Price Fund”) (which owns 1,198,100 of the shares). Price Associates has sole voting power with respect to 822,450 of such shares, and Price Fund has sole voting power with respect to 1,198,100 shares. Price Associates has sole dispositive power with respect to all the shares. Price Associates expressly disclaims that it is, in fact, the beneficial owner of the shares.
(b)	The Company has been advised in an amended Schedule 13G filing as follows with respect to these shares: Fidelity Management & Research Company (“Fidelity”) beneficially owns 1,889,700 shares and Fidelity Management Trust Company (“FMTC”) beneficially owns 62,250 shares. Both are subsidiaries of FMR Corp. (“FMR”). Edward C. Johnson 3rd (“Johnson”), FMR, through its control of Fidelity, and its Funds each has sole dispositive power with respect to the 1,889,700 shares owned by such Funds. Neither Johnson nor FMR has sole voting power with respect to the shares owned by the Funds, which power rests with the Funds’ Board of Trustees. Johnson and FMR, through its control of FMTC, each has sole dispositive power over 62,250 shares and sole voting power over 62,250 shares.
(c)	Snyder Capital Management, L.P. (“SCMLP”), a registered investment adviser, and Snyder Capital Management, Inc., the general partner of SCMLP, has each advised the Company in an amended Schedule 13G filing that it has shared voting power with respect to 1,269,400 of the shares and shared dispositive power with respect to 1,395,300 of the shares.

ITEM 1—ELECTION OF DIRECTORS

Who are the persons nominated by the Board in this election to serve as directors?

The Board of Directors is divided into three classes with the term of office of each class being three years, ending in different years. Messrs. Michael E. Campbell, H. William Lichtenberger and John P. Schaefer, whose biographies are shown below, have been nominated by the Board for election as Class III Directors to serve until the 2008 Annual Meeting of Shareholders and until their respective successors have been elected and Mr. Daniel S. Sanders, whose biography also appears below, has been nominated by the Board for election as a Class I Director to serve until the 2006 Annual Meeting of Shareholders and until his successor has been elected. Although Mr. Schaefer will reach the Board’s mandatory retirement age at the Annual Meeting, the Board has waived the retirement age for Mr. Schaefer and renominated him as a director to ensure that the Company has three independent directors on its Audit Committee as required by NYSE rules. It is currently expected that Mr. Schaefer will continue to serve as a Director until a successor can be chosen, which is expected to occur sometime later this year.

CLASS III

NOMINEES FOR A THREE YEAR TERM EXPIRING AT THE 2008 ANNUAL MEETING

MICHAEL E. CAMPBELL, 57, is Chairman of the Board, President and Chief Executive Officer of the Company. Previously, he was Executive Vice President of Olin Corporation (“Olin”) and had global management responsibility for all of Olin’s businesses. Prior to his election as Executive Vice President, Mr. Campbell served as President of the Microelectronic Materials Division. Mr. Campbell is a graduate of the University of New Hampshire and received a J.D. degree from George Washington University. He is a director of MeadWestvaco Corporation. Mr. Campbell is also the Chairman of the Board of Directors of the American Chemistry Council. In addition, he is a member of the Society of Chemical Industry’s Executive Committee. Director since 1999.

H. WILLIAM LICHTENBERGER, 69, retired in 2000 as Chairman and Chief Executive Officer of Praxair, Inc., an industrial gases company, a position he assumed in 1992 when Praxair was spun off from Union Carbide Corporation. In 1986, Mr. Lichtenberger was elected a Vice President of Union Carbide Corporation and was appointed President of the Union Carbide Chemicals and Plastics Company, Inc. He was elected President and Chief Operating Officer and a director of Union Carbide Corporation in 1990. He resigned as an officer and director of Union Carbide Corporation upon Praxair’s spin-off. Mr. Lichtenberger is a graduate of the University of Iowa where he majored in chemical engineering and has a masters degree in business administration from the State University of New York, Buffalo. He is a director of Ingersoll-Rand Company and of AEA Limited, a private equity firm. He was formerly a director of the National Association of Manufacturers, a director of the Chemical Manufacturers Association (currently known as the American Chemistry Council) and a member of The Business Roundtable. Director since 1999.

JOHN P. SCHAEFER, Ph.D., 70, is President of the Research Corporation, a foundation for the advancement of science. Previously, he was President of the University of Arizona (1971-1982) and Professor of Chemistry at the University, where he had been a member of the faculty since 1960. Before his appointment as President of the University, he served as head of its Department of Chemistry and Dean of its College of Liberal Arts. Dr. Schaefer received his BS degree in chemistry from the Polytechnic Institute of Brooklyn in 1955 and his Ph.D. degree from the University of Illinois in 1958. After postdoctoral studies at the California Institute of Technology, he taught chemistry at the University of California (Berkeley). Dr. Schaefer’s research interests have been in the area of synthetic and structural chemistry. He served on the Board of Governors of the U.S.-Israeli Binational Science Foundation (1973-1978). He is a director of Research Corporation and Research Corporation Technologies, Inc. He is also a trustee of the Polytechnic Institute of New York. Director since 1999.

CLASS I

NOMINEE FOR A ONE YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

DANIEL S. SANDERS, 65, retired in September 2004 as President of ExxonMobil Chemical Company, a subsidiary of Exxon Mobil Corporation which is a publicly held major manufacturer and marketer of basic petrochemicals and specialty products. He held such position since December 1999 when Exxon Corporation and Mobil Corporation merged. In January 1999, he had been appointed President of Exxon Chemical Company and previously served as its Executive Vice President. Prior to those positions, he held various positions over a 43-year period with Exxon Corporation and its subsidiaries. Mr. Sanders is past Chairman of the Board of the American Chemistry Council and past Chairman of the Society of Chemical Industry, American Section. He serves on the Board of Directors of Milliken & Company, Celanese Chemicals and Nalco Holding Company. He is a member of the Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University. He also serves on the Advisory Board of the University of South Carolina and Furman University.

Who are the other remaining directors and when are their terms scheduled to end?

CLASS I

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2006 ANNUAL MEETING

JOHN W. JOHNSTONE, JR., 72, retired in April 1996 as Chairman of the Board of Olin. In 1954, he joined Hooker Chemicals and Plastics Corporation, where he spent 22 years in various sales, marketing and management positions of increasing responsibility, leaving in 1975 to become President of the Airco Alloys division of Airco, Inc. He joined Olin in 1979 as Vice President and General Manager of the Chemicals Group’s Industrial Products department. Mr. Johnstone became a corporate Vice President and President of the Chemicals Group in 1980, and an Executive Vice President of Olin in 1983. He was named President of Olin in 1985, Chief Operating Officer in 1986, Chief Executive Officer in 1987 and Chairman of the Board in 1988. He is a graduate of Hartwick College, where he received a BA degree in chemistry and physics and a Doctor of Science (Hon.). He has attended the Harvard Business School’s Advanced Management Program. He is former Chairman of the Soap and Detergent Association and the Chemical Manufacturers Association (currently known as the American Chemistry Council). He is a director of McDermott International, Inc. and Research Corporation Technologies Inc. Director since 1999.

JANICE J. TEAL, Ph.D., 52, is Group Vice President and Chief Scientific Officer of Avon Products, a direct seller of beauty and related products, and has held such position since January 1999. From 1995 to 1998, Dr. Teal served as Vice President of Avon Skin Care Laboratories. In 1982, Dr. Teal joined Avon and has since then held management positions in toxicology, product and package safety and package development. Prior to joining Avon, Dr. Teal was a Post-Doctoral Fellow at the New York University Medical Center Institute of Environmental Medicine and holds a Ph.D. and M.S. degrees in Pharmacology from Emory University Medical School, and a Pharmacy Degree from Mercer University. Dr. Teal serves on the Board of Rockland County Economic Development Corporation (REDC), Dominican College and Rockland County SCORE – Counselors to America’s Small Business. Dr. Teal has held memberships in a variety of related professional associations including the Scientific Advisory Board of The Cosmetic, Toiletry and Fragrance Association and their Animal Welfare Committee, Cosmetic Executive Women, Scientific Advisory Board-Johns Hopkins Center for Alternatives to Animal Research; Scientific Advisory Board-Fund for the Replacement of Animals in Medical Experiments, England; and the Society of Cosmetic Chemists. Director since 2003.

CLASS II

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2007 ANNUAL MEETING

RICHARD E. CAVANAGH, 58, is President and Chief Executive Officer and a Trustee of The Conference Board, Inc., a leading research and business membership organization. He has held this position since November 1995. Previously, he was Executive Dean of the John F. Kennedy School of Government at Harvard University for eight years. Prior to the position with Harvard, he spent 17 years with McKinsey & Company, Inc., the international management consulting firm, where he led the firm’s public issues consulting practice. Mr. Cavanagh is a Trustee of the BlackRock Mutual Funds (53 closed-end funds), Aircraft Finance Trust (AFT), and The Educational Testing Service (ETS); and a director of The Fremont Group and The Guardian Life Insurance Company. He holds a BA degree from Wesleyan University and an MBA degree from the Harvard Business School. Director since 1999.

MICHAEL O. MAGDOL, 67, is Vice Chairman of the Board of Fiduciary Trust Company International (“FTCI”), a global investment manager for families and institutions and a subsidiary of Franklin Resources, Inc. (“FRI”), and has held this position since 1987. From 1987 to 2002, he also served as FTCI’s Chief Financial Officer. He currently serves as Chair of the Enterprise Risk Management Committee of FRI and is the Chief Anti-Money Laundering (“AML”) Compliance Officer for FRI and the AML Compliance Officer for FRI’s mutual funds. Prior to 1987, he was Executive Vice President and Director of J. Henry Schroder Bank. He is a Trustee of The Lingnan Foundation. He holds a BSE degree from the University of Pennsylvania. Director since 1999.

How will the returned proxies be voted for directors?

If the proxy card is returned and marked with a direction on how to vote with respect to directors or if a person directs a vote electronically as provided on the proxy card, that direction will be followed. If an individual returns a proxy card without a direction on how to vote marked thereon, such individual’s shares of record and shares held in the CEOP, if any, will be voted for the election of Messrs. Campbell, Lichtenberger, Schaefer and Sanders. The nominees are directors at the present time. It is not expected that any nominee will be unable to serve as a director, but if he or she is unable to accept election, it is intended that shares represented by proxies in the accompanying form or voted electronically will be voted for the election of a substitute nominee selected by the Board, unless the number of directors is reduced.

What vote is required to elect the directors?

The election of the nominee as a director requires the affirmative vote of a plurality of the votes cast in the election. Votes withheld and shares held in street name (“Broker Shares”) that are not voted in the election of directors will not be included in determining the number of votes cast.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

What are the committees of the Board? How often did the Board and each committee meet in 2004?

During 2004, the Board held five meetings. The average attendance by directors at meetings of the Board and committees of the Board on which they served was 97%. Each director attended at least 86% of such meetings. At the end of each Board meeting, the Board meets in executive session without the Chief Executive Officer (“CEO”). In the absence of the Chairman of the Board and CEO, the Chairs of the committees of the Board rotate acting as the chairman in these executive sessions.

The current standing committees of the Board are an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

The Audit Committee advises the Board on internal and external audit matters affecting the Company, has direct responsibility for the appointment, compensation, oversight of the work of and replacement of the independent auditor and the internal audit service provider (including resolution of disagreement between management and the independent auditor regarding financial reporting), including recommending the appointment of internal financial, auditing and regulatory personnel and independent auditors of the Company; reviews with such auditors the scope and results of their examination of the financial statements of the Company; reviews the Company’s financial, regulatory and computer annual audit plans; reviews reports and audits of the Company’s internal audit service provider; discusses with independent auditors matters required to be discussed by Independent Standards Board No. 1 and Statement on Auditing Standards No. 61; prepares the Audit Committee Report that appears in the Company’s Proxy Statement; and reviews the presentation of the Company’s financial results and monitors the adequacy of the Company’s internal financial controls. This committee also advises the Board on compliance with the Company’s Code of Ethics, on government and other compliance programs, on corporate and governmental security matters, monitors major litigation and pending internal or external special investigations, with a particular interest in the event there are claims that the Company has acted unethically or unlawfully and reviews the Company’s insurance and risk management process. This committee also reviews audits of expenses of the Company’s senior executives and Directors. This committee has oversight responsibility for compliance with legal mandates in the environmental, health, safety and other regulatory areas. This committee also reviews and evaluates the investment and financial performance of the Company’s pension plans, voluntary employee benefit associations (“VEBAs”) and any thrift plan investment funds, reviews and approves investment policies with respect to the pension plans, VEBAs and any thrift plan funds, approves the selection of thrift plan investment options, approves the appointment of pension plan, VEBA and thrift plan trustees and investment managers and their respective agreements, consults with, and obtains reports from, the pension plan, VEBA and thrift plan trustees and other fiduciaries, approves the charitable contributions budget and program and those other charitable contributions in excess of the CEO’s authority, annually reviews the contributions, financial condition and administration of the Arch Chemicals Government Participation Fund, and reviews, provides advice, and recommends changes, as appropriate, to Management’s programs to maintain and improve community relations. This committee also reviews significant or critical accounting policies in, and effects of regulatory accounting initiatives and off-balance sheet transactions on, the financial statements of the Company; reviews any audit problems encountered and Management’s response; reviews internal controls and procedures and any changes implemented in light of material control deficiencies or weaknesses; determines whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K; monitors activities and results of audits of the computer data center and systems; reviews the adequacy of the Company’s accounting and financial records and system for managing business risk and legal compliance programs; reviews proposed or contemplated significant changes to Company’s accounting principles and practices and, prior to the filing of certain SEC reports, reviews with Management, the internal audit service provider and the independent auditor, the impact on the financial statements or estimates which potentially affect the quality of the financial reporting; reviews the Company’s quarterly financial statements prior to the filing on Form 10-Q; establishes and monitors procedures for handling complaints received by the Company regarding accounting, auditing or internal accounting control matters and confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; advises the Board on corporate and governmental security matters; reviews the Committee’s Charter annually and recommends to the Board any appropriate changes; also the Committee without having to seek Board approval determines funding by the Company for payment of independent auditors and any advisors retained by this committee.

The Board has adopted a written charter for the Audit Committee, and the Board has determined that the members of the Audit Committee meet applicable New York Stock Exchange standards for independence and financial literacy and that Mr. Magdol is the “audit committee financial expert” for purposes of SEC rules. A copy of the Audit Committee charter is available on the Company’s web site at www.archchemicals.com in the Investor Relations section. No audit committee member is permitted to serve on more than three audit committees of public companies. The Audit Committee currently consists of Messrs. Magdol, Schaefer (chair) and Ms. Teal. During 2004, eight meetings of this committee were held.

The Compensation Committee sets policy, develops and monitors strategies for, and administers the programs which compensate the CEO and other senior executives. This committee approves the salary plans for the CEO and certain other senior executives including total direct compensation opportunity, and the mix of base salary, annual incentive standard and long term incentive guideline awards. It approves the measures, goals, objectives, weighting, payout matrices and actual payouts and certifies performance for and administers the incentive compensation plans for such persons. This committee also administers the 1999 Long Term Incentive Plan, issues an annual Report on Executive Compensation that appears in the Company’s Proxy Statement, approves Executive and Change in Control Agreements, approves and adopts new qualified and non-qualified pension plans, adopts amendments thereto, approves terminations of qualified and non-qualified pension plans, administers the Senior Executive Pension Plan, makes recommendations to the Board on any other matters pertaining to the pension, CEOP and other plans which this committee deems appropriate and reviews plans for management development and succession. This committee also advises the Board on the remuneration for members of the Board. A copy of the Compensation Committee charter is available on the Company’s web site at www.archchemicals.com in the Investor Relations section. The Compensation Committee currently consists of Messrs. Cavanagh, Johnstone, Lichtenberger (chair) and Sanders. During 2004, three meetings of this committee were held.

The Corporate Governance Committee assists the Board in fulfilling its responsibility to the Company’s shareholders relating to the selection and nomination of Directors, makes recommendations to the Board regarding the selection of the CEO, reviews the nominees for other offices of the Company, coordinates the evaluation of the Board and its committees, develops and recommends to the Board corporate governance guidelines, periodically reviews corporate governance trends, issues and best practices and makes recommendations to the Board regarding the adoption of best practices most appropriate for the governance of the affairs of the Board and the Company, recommends to the Board a slate of nominees to be proposed for election to the Board by shareholders at annual meetings and at other appropriate times, recommends individuals to fill any vacancies created on the Board, makes recommendations to the Board regarding the size and composition of the Board, the particular qualifications and experience that might be sought in Board nominees, assesses whether the qualifications and experience of candidates for nomination and renomination to the Board meet the then current needs of the Board, seeks out possible candidates for nomination and considers suggestions by shareholders, Management, employees and others for candidates for nomination and renomination as Directors, reviews and makes recommendations to the Board regarding the composition, duties and responsibilities of various Board committees from time to time as may be appropriate, reviews and advises the Board on such matters as protection against liability and indemnification, and assesses and reports annually to the Board on the performance of the Board itself as a whole. A copy of the Corporate Governance charter is available on the Company’s web site at www.archchemicals.com in the Investor Relations section. The members of the Corporate Governance Committee satisfy applicable New York Stock Exchange standards for independence. The Corporate Governance Committee currently consists of Messrs. Cavanagh, Johnstone (chair), Lichtenberger, Magdol, Sanders, Schaefer and Ms. Teal. During 2004, two meetings of this committee were held.

How are Board nominees selected?

The Board itself is responsible, in fact as well as procedurally, for selecting nominees for membership. The Board delegates the screening process to the Corporate Governance Committee with direct input from the CEO. Such committee is responsible for reviewing with the Board the appropriate experience and skills required of new Board members in the context of the current composition of the Board. The Board historically has utilized the services of a search firm to help identify candidates for Director who meet the qualifications outlined below.

It is the Board’s desire to select individuals for nomination to the Board who are most highly qualified and who, if elected, will have the time, qualifications and dedication to best serve the interests of the Company and its shareholders, taking into account such person’s skills, expertise, breadth of experience, knowledge about the Company’s businesses and industries, qualities and capabilities, as well as the needs and objectives of the Board and the Company. A person’s sex, race, religion, age, sexual orientation or disability is not a criterion for service on the Board. In addition, at least two-thirds of the members of the Board must be independent Directors. To be “independent” for this purpose, the Director must not have any direct or indirect material relationship with the Company as determined by the Directors as provided in the Company’s Principles of Corporate Governance which is available on the Company’s website at www.archchemicals.com in the Investor Relations section.

After a review of identified Board candidates and their background by the Corporate Governance Committee, with the aid of the CEO, the Chair of such committee and the CEO interview potential Board candidates selected by the Corporate Governance Committee. The results of these interviews are reviewed with all Directors before such committee recommends a candidate to the Board for approval.

The Corporate Governance Committee will consider candidates recommended by shareholders for election as directors at future annual meetings. Recommendations must be in writing and submitted to the Corporate Secretary of the Company by December 1, accompanied by the written consent of the candidate along with the information required for director nominations as set forth in the Company’s Bylaws, including:

•	the name and address of the shareholder who intends to make the nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated;

•	the class and number of shares of the Company that are owned by the shareholder and any other person on whose behalf the nomination is being made;

•	a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•	any other information regarding the nominee or shareholder that would be required to be included in a proxy statement relating to the election of directors.

The Corporate Governance Committee has not received any director nominee recommendations from shareholders during 2004.

This year Mr. Daniel S. Sanders is standing for election by the shareholders for the first time. In 2004, Mr. Sanders was identified to the Chairman as a possible Director. After a review of his background by the Chairman and Mr. Johnstone, who is the Chair of the Corporate Governance Committee, he was interviewed by the Chairman and Mr. Johnstone. The results of those interviews, along with his credentials and other factors, were then reviewed by the Corporate Governance Committee which then recommended his appointment to the Board. Mr. Sanders became a director on July 22, 2004.

Does the Company have a process for shareholders to send communications to the Board?

Shareholders may communicate with the whole Board or any member of the Board by writing to such member c/o Corporate Secretary, Arch Chemicals, Inc., P.O. Box 5204, Norwalk, Connecticut 06856-5204. All such communications are passed on to the addressed Board members except for commercial solicitations.

Does the Company have a policy regarding director attendance at annual meetings of shareholders?

The policy strongly encourages all Directors to attend the annual meetings of shareholders. Last year the Directors had a 100% attendance record at the annual meeting of shareholders.

What is the categorical independence standard used by the Board to determine whether Board members are independent?

In addition to the independence requirements of the NYSE, the Board has adopted its Principles of Corporate Governance which contain the following definition of independence:

At least two-thirds of the members of the Board shall be independent Directors. To be independent for this purpose, the Director must not have any direct or indirect material relationship with the Corporation as determined by the Directors as provided below. The Board has established the following guidelines to assist it in determining Director independence:

(1)	A Director will not be independent if, within the preceding five years: (i) the Director was employed by the Corporation, (ii) an immediate family member of the Director was employed by the Corporation as an officer; (iii) the Director was employed by or affiliated with the Corporation’s independent auditor; (iv) an immediate family member of the Director was employed by the Corporation’s independent auditor as a partner, principal or manager; or (v) an executive officer of the Corporation was on the board of directors of a company which employed the Corporation’s Director, or which employed an immediate family member of the Director as an officer;

(2)	The following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence: (i) if a Director is an executive officer of another company that does business with the Corporation and the annual sales to, or purchases from, the Corporation are less than two percent (2%) of the annual revenues of the company he or she serves as an executive officer; (ii) if a Director is an executive officer of another company which is indebted to the Corporation, or to which the Corporation is indebted, and the total amount of either company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of the company he or she serves as an executive officer; and (iii) if a Director serves as an officer, director or trustee of a charitable organization, and the Corporation’s discretionary charitable contributions to the organization are less than two percent (2%) of that organization’s total annual charitable receipts (excluding for this purpose any and all of the Corporation’s automatic matching of employee and Director charitable contributions).

The Board will annually review all commercial and charitable relationships of Directors. Whether Directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board.

For relationships not covered by the guidelines in subsection (2) above determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in subsections (1) and (2) above. For example, if a Director is the chief executive officer of a company that purchases products and services from the Corporation that are more than two percent (2%) of that company’s annual revenues, the independent Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director would therefore be considered independent. The Corporation would explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (2) above.

A Director who was a past director or executive officer of Olin Corporation shall not be disqualified as an independent Director simply because of such past service.

All members of the Board (other than the CEO) are independent within the meaning of the Principles of Corporate Governance and NYSE rules.

Report of the Audit Committee

The Audit Committee is established by the Board of Directors. The Board has adopted a written charter for this committee setting out the functions it is to perform. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Directors who serve on this committee are all “Independent” for purposes of the New York Stock Exchange listing standards. Thus, the Board of Directors has determined that no Audit Committee member has a relationship to the Company that may interfere with our independence from the Company and its Management.

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2004 and met with both Management and KPMG LLP (“KPMG”), the Company’s independent auditors, to discuss those financial statements. Management has represented to this committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with KPMG the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

John P. Schaefer, Chair

Michael O. Magdol

Janice J. Teal

March 14, 2005

What are the directors paid for their services?

Generally speaking, the Stock Plan for Nonemployee Directors (the “Directors Plan”) (i) provides for the granting annually, at the election of the Board, of a number of shares of Common Stock, options to purchase shares of Common Stock, performance shares or a combination of the foregoing (as determined by the Board) to each nonemployee director and, in the case of a grant of shares of Common Stock, the deferral of the payment of such shares until after such director ceases to be a member of the Board, (ii) permits the Board to determine if all or part of the annual retainer shall be paid in shares of Common Stock, (iii) permits such director, subject to the approval of the Board, to elect to receive his or her meeting fees in the form of shares of Common Stock in lieu of cash, (iv) permits such director, subject to the approval of the Board, to elect to receive in the form of shares of Common Stock the amount by which the annual retainer exceeds the amount payable in shares of Common Stock (“Excess Retainer”) in lieu of cash for such excess and (v) permits such director to elect to defer any meeting fees and Excess Retainer paid in cash and any shares to be delivered under the Directors Plan. Interest on deferred cash and dividends on deferred shares are paid to the nonemployee director unless the director elects to defer such amounts in which case interest is credited quarterly and dividend equivalents are reinvested in phantom shares of Common Stock on the dividend payment date. Deferred shares are paid out in shares of Common Stock unless the Board decides otherwise. Performance shares vest and are paid out, unless deferred by the director, upon the satisfaction of performance goals established by the Compensation Committee. Deferred accounts under the Directors Plan are paid out if there is a “Change in Control” as defined in such plan.

In 2004 and 2005, each nonemployee director’s deferred stock account under the Directors Plan was credited with 3,250 phantom shares of Common Stock. Such shares will be paid out to a director in cash when he or she ceases to be a director. In addition for 2004 and 2005, each nonemployee director was entitled to receive $35,000 in cash as a retainer.

If director meetings exceeded eight meetings in 2004, each nonemployee director was entitled to receive a $1,500 meeting fee for each Board meeting attended in excess of eight meetings. In 2004, there were less than nine Board meetings.

Each Board committee chair received a $7,500 annual committee chair meeting fee in 2004 and received a fee of $7,500 in 2005 except in 2005 the Audit Committee chair received a fee of $15,000.

The shares, cash retainer and fees may be deferred by the director as provided in the Directors Plan into Arch phantom stock accounts and a variety of other phantom investment vehicles.

Directors participate in the Arch charitable giving program with a 100% match for gifts up to $2,500 to eligible charities. Directors who are not officers or employees of the Company or one of its subsidiaries are covered while on Company business under the Company’s business travel accident insurance policy which covers employees of the Company generally. Directors also are reimbursed during the year for expenses incurred in the performance of their duties as directors, such as travel expenses. As part of the director compensation package, the Company offers all directors the use of office space at the Company’s Norwalk headquarters, Company car service and reimbursement for income tax preparation costs.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

How much stock is beneficially owned by directors and the individuals named in the Summary Compensation Table?

The following table sets forth the number of shares of Company Common Stock beneficially owned by each director and nominees for director, by the individuals named in the summary compensation table on page 20, and by all directors and current executive officers of the Company as a group, as reported to the Company by such persons as of January 15, 2005. Unless otherwise indicated in the footnotes below, the officers, directors, nominees and individuals had sole voting and investment power over such shares. Also included in the table are shares of Common Stock which may be acquired within 60 days.

Name of Beneficial Owner	No. of Common Shares Beneficially Owned(a,b)		Percent of Class of Common Stock(c)
Michael E. Campbell	373,567		1.6
Hayes Anderson	32,537
Richard E. Cavanagh	19,445
Paul J. Craney	69,229
John W. Johnstone, Jr.	58,281
H. William Lichtenberger	22,485
Michael O. Magdol	15,449
Louis S. Massimo	94,543
Sarah A. O’Connor	58,852
Daniel S. Sanders	0	(d)
John P. Schaefer	24,677
Janice J. Teal	5,000
Directors and executive officers as a group, including those named above (14 persons)	817,541		3.4

(a)	Included in this table with respect to officers are shares credited under the CEOP. Also included in the case of the incumbent directors (other than Mr. Campbell) are certain shares of Common Stock credited to a deferred account for such directors pursuant to the arrangements described above under “What are the directors paid for their services?” in the amounts of 8,122 for Mr. Cavanagh; 5,983 for Mr. Johnstone; 11,085 for Mr. Lichtenberger; 4,249 for Mr. Magdol; 0 for Mr. Sanders; 10,788 for Mr. Schaefer and 0 for Ms. Teal. Such shares so credited to these directors have no voting power and are paid out in shares of Common Stock at the end of the deferral period.
(b)	The amounts shown include shares that may be acquired within 60 days following January 15, 2005 through the exercise of stock options as follows: Mr. Campbell, 352,191; Mr. Anderson, 24,305; Mr. Cavanagh, 11,200; Mr. Craney, 61,847; Mr. Johnstone, 11,200; Mr. Lichtenberger, 11,200; Mr. Magdol, 11,200; Mr. Massimo, 89,358; Ms. O’Connor, 54,000; Mr. Sanders, 0; Mr. Schaefer, 11,200; Ms. Teal, 0; and all directors and executive officers as a group, including the named individuals, 675,201.
(c)	Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of Common Stock.
(d)	On February 16, 2005, Mr. Sanders bought 7,000 shares of Company Common Stock in the open market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of Arch’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period January 1, 2004 to December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

The Compensation Committee, which is currently made up of four independent directors, oversees the administration of total compensation for senior company executives. In discharging its responsibilities, the Compensation Committee selects and retains an independent compensation consultant. The consultant reports directly to the Compensation Committee regarding these matters.

Compensation Philosophy

It is the philosophy of the Company to incent and compensate its executives to maximize shareholder value. This philosophy incorporates the following principles:

1.	Compensation should attract and retain qualified employees and stimulate their profitable efforts on behalf of the Company;

2.	Compensation should be internally equitable and externally competitive; and

3.	Performance metrics should be directly linked to profitability and shareholder value creation of the Company.

Executive Compensation Program as Administered in 2004

Generally speaking, the Compensation Committee establishes competitive total compensation opportunities for the CEO and other executive officers that are targeted to the median of a group of 21 specialty chemical companies (the “comparator group”) that are similar to Arch in terms of size and scope of operations. An independent consultant provides the Committee with an annual assessment of Arch’s relative position within this comparator group (as well as a large national data base) with respect to operating performance and total compensation including each of the following components:

•	Annual Base Salary

•	Annual Incentive Bonus

•	Long Term Incentive Award

Together, these three components comprise the total targeted compensation opportunity determined by targeting the median of the group cited above. Once the total targeted compensation opportunity is determined for the CEO and other named executive officers, the Compensation Committee, also with the advice of the independent outside consultant, determines the appropriate mix of these three components, again using the competitive analysis. With the focus on creating alignment between the compensation program and shareholders’ interest, the emphasis of the Company’s executive compensation is on variable compensation that is at risk for performance.

The objectives of the Company’s executive compensation policies are to:

•	Unite the Company’s management as a team.

•	Reward improvement in earnings per share (“EPS”) and shareholder value.

•	Stress at risk variable pay programs with an emphasis on the long-term financial performance.

•	Ensure “line of sight” strategic objectives are clearly articulated and their achievement appropriately rewarded.

Under Section 162(m) of the Internal Revenue Code, publicly traded corporations generally are not permitted to deduct compensation in excess of $1 million paid to certain top executives unless the compensation qualifies as “performance-based compensation.” The company will weigh the benefits of compliance with Section 162(m) against the potential burdens, and reserves the right to pay compensation that may not be fully deductible if it determines, in good faith, that it is in the company’s best interest to do so.

Annual Base Salary

As it does annually, the Committee reviewed the base salaries of each of the Senior Executives in relation to comparable jobs in the comparator group as well as the general industry data base. The Committee approved salary adjustments for these individuals effective January 1, 2004, based on their individual performance and their salaries relative to the market.

Annual Incentive Bonus

Incentive bonuses for Arch named executive officers were determined by a comparison of pre-established 2004 targets for EPS and cash flow with actual 2004 financial performance for these measures. The financial measures were weighted 70% with the remaining 30% applied to achieving personal strategic objectives.

The CEO’s bonus was determined under the Senior Management Incentive Compensation Plan in accordance with the specified financial performance metrics and weightings using EPS and cash flow. This resulted in a 154% payout for the CEO under such plan. For 2004, the CEO’s total bonus payout was $1,141,235. This consisted of a $685,800 payout from the Company’s Senior Management Incentive Compensation Plan and $455,435, which represented a separate payment regarding the CEO’s performance with respect to the CEO’s accomplishment of strategic and personal objectives that were established earlier in the year. In awarding compensation, the Committee noted the following with respect to financial measures:

•	Improvement in EPS from $0.65 per share in 2003 to $1.28 per share in 2004 on a comparable basis (excluding restructuring and impairment charges but including earnings of the now divested microelectronic chemicals business for the period owned);

•	Achievement of approximately 110% of the 2004 cash flow target; and

•	Improvement in return on equity (“ROE”) from 0.8 percent in 2001 to 8.5% in 2004 and in excess of the target set in 2002.

In addition, the Committee also recognized:

•	The sharpening of the Company’s business portfolio’s focus on Treatment Products, which in 2004 comprised approximately 85% of the Company annual revenues compared to less than 50% in 1999;

•	The successful acquisition and integration of Avecia’s Pool and Spa business and Protection and Hygiene business that was immediately cash and earnings accretive, that broadened the Company’s manufacturing and customer-support infrastructure, broadened the Company’s pool and biocides product line by adding a non-chlorine pool and spa product line as well as a new biocide chemistry product line for consumer-focused health and hygiene applications; and that expanded the Company’s pool customer base by adding an established dealer network;

•	The successful disposition of the majority of the operations of the Company’s microelectronic chemicals business to Fuji Photo Film, resulting in a more focused portfolio of businesses; in addition, the portfolio is less cyclical, with businesses that are more capital and R&D-efficient and that offer better operating synergies;

•	The significant increase in the sales and growing market share of the Company’s alternative wood protection preservatives under the Wolman® E and Tanalith® E brand names as part of the transition away from CCA-based products;

•	Double-digit sales growth of biocides for marine antifouling paints and biocides for building products to deter the growth of mold and mildew; and

•	A 66% increase in cumulative return to shareholders, including stock appreciation and reinvested dividends from December 31, 1999, significantly outpacing the S&P 500 Index, the S&P Chemicals (Specialty) Index and the Russell 2000 Index.

Long Term Incentive Award

As indicated earlier, the Committee, with the advice of its independent consultant, established target values for all three components of compensation, including the Long Term Incentive Plan award. The Committee granted phantom share units to the named executives on February 5, 2004. With a view consistent with aligning Arch’s senior executives with the interests of shareholders, the award of phantom shares was designed to recognize and reward ROE over a three-year performance period ending December 31, 2006. The phantom share units are earned at the end of the three-year performance cycle provided the ROE target is achieved during that period. There is an opportunity for accelerated payout of the phantom share units if the ROE target is met or exceeded by December 31, 2005. If the ROE target is not achieved by the end of 2006, 50% of the phantom share units will be forfeited and 50% of the phantom share units will be paid out in cash as soon as administratively feasible at the end of calendar year 2008 if the executive is still employed at the Company (subject to certain departures with the Committee’s consent).

The 2002 Long Term Incentive Plan ROE target of 8% was exceeded at the end of the three-year performance period ending December 31, 2004 and resulted in a cash payout to the CEO and the other named executives.

The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company’s future successes.

H. William Lichtenberger, Chair

Richard E. Cavanagh

John W. Johnstone, Jr.

Daniel S. Sanders

March 15, 2005

The following table shows for the CEO and the other four most highly compensated executive officers of Arch (collectively, the “named executive officers”) cash compensation for the fiscal years 2002-2004.

Summary Compensation Table

Name and Principal Position as of December 31, 2004	Annual Compensation				Long Term Compensation			All Other Compen- sation(c)
	Year	Salary	Bonus	Other Annual Compen- sation(a)	Awards		Payouts
					Restricted Stock Awards(b)	Securities Underlying Options	LTIP Payouts
Michael E. Campbell Chairman, President & Chief Executive Officer	2004 2003 2002	$715,000 685,008 660,000	$1,141,235 950,000 750,000	$92,062 69,477 46,510	$800,650 527,220 887,825	0 43,000 35,000	$625,050 0 0	$61,531 54,949 42,736

Hayes Anderson Vice President, Human Resources	2004 2003 2002	270,000 260,004 250,008	213,760 230,000 197,892	16,004 5,640 2,400	131,450 73,629 229,790	0 6,000 5,000	83,340 0 0	16,490 15,432 53,073

Paul J. Craney Executive Vice President and General Manager Treatment	2004 2003 2002	375,000 330,000 280,008	465,250 350,000 168,912	24,364 10,400 4,000	239,000 145,440 313,350	0 12,000 7,000	138,900 0 0	27,115 20,540 13,630

Louis S. Massimo Executive Vice President & Chief Financial Officer	2004 2003 2002	400,000 380,004 340,008	490,250 390,000 280,416	19,200 11,613 6,314	239,000 145,440 334,240	0 12,000 10,000	166,680 0 0	26,662 22,575 15,770

Sarah A. O’Connor Vice President, General Counsel & Secretary	2004 2003 2002	295,000 285,000 275,004	236,425 250,000 210,202	10,680 6,280 2,800	131,450 79,083 240,235	0 6,500 7,000	97,230 0 0	17,386 15,648 10,835

(a)	For Mr. Campbell, figures include an annual automobile allowance and related tax gross up. For Messrs. Campbell, Anderson and Craney, figures also include tax gross-ups paid as a result of imputed income for the use of an outside personal financial advisor. For all the named individuals, all figures include dividend equivalents paid on performance share units held by such individual.
(b)	Values shown in the table were determined by multiplying the total number of restricted stock units and performance retention units granted on the date of grant by the closing price of a share of Common Stock on such date. The total number of restricted stock units and performance retention share units outstanding at December 31, 2004 (including those vesting on such date) and their corresponding value based on the closing price of a share of Common Stock on such date are: for Mr. Campbell, 105,000 units ($3,021,900); for Mr. Anderson, 20,550 units ($591,429); for Mr. Craney, 33,000 units ($949,740); for Mr. Massimo, 34,000 units ($978,520); and for Ms. O’Connor, 21,350 units ($614,453). Grants of performance retention share units made in 2004 are paid in cash and may vest in year two or in year three if a certain financial target is reached and otherwise vest at the end of 2009 if the recipient is still employed at the Company. Dividend equivalents are paid in cash on all such units.
(c)	Amounts reported in this column for 2004 consist of the following items:

	CEOP Match(1)	Supplemental CEOP(1)(2)	Term Life Insurance(3)	Value of Split-Dollar Life Insurance Premiums(4)
M. E. Campbell	$6,324	$27,366	$3,145	$24,696
H. Anderson	4,222	8,468	—	3,800
P. J. Craney	4,275	12,825	—	10,015
L. S. Massimo	4,990	13,760	1,370	6,542
S. A. O’Connor	9,682	4,208	—	3,496

(1)	Includes a basic company match and a performance match which is based on the financial results of the Company.
(2)	The Supplemental CEOP permits participants in the CEOP to make contributions, and the Company to match the same, in amounts permitted by the CEOP but which would otherwise be in excess of those permitted by certain Internal Revenue Service limitations. The 2004 contributions and Company matching amounts made were invested in an Arch phantom stock account under this plan.
(3)	Under Arch’s key executive insurance program, executives may elect additional life insurance which provides for monthly payments to be made to the spouse and dependent children of deceased participants.
(4)	The amount of the premium shown represents the full dollar amount of the premium the Company paid in 2004 for the whole life insurance and to fund the retiree death benefit.

The figure for Mr. Anderson also includes relocation payments in the amount of $960 in 2003 and $43,247 in 2002 made under a relocation policy in connection with Mr. Anderson’s relocation from Arizona to the Company’s Connecticut headquarters.

How many 1999 Long Term Incentive Plan (“Long Term Plan”) awards were granted in 2004 as part of 2004 compensation to the individuals named in the Summary Compensation Table?

No stock options were granted to the individuals named in the summary compensation table on page 20, from January 1, 2004 through December 31, 2004.

The following table sets forth as to the individuals named in the summary compensation table on page 20, information relating to the performance share units granted by the Company from January 1, 2004 through December 31, 2004.

1999 Long Term Incentive Plan—Awards In Last Fiscal Year

Name	Number of Performance Share Units (#)(a)	Performance Or Other Period Until Maturation Or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold (#)	Target (#)	Maximum (#)
M.E. Campbell	33,500	3 yrs.	33,500	33,500	33,500
H. Anderson	5,500	3 yrs.	5,500	5,500	5,500
P.J. Craney	10,000	3 yrs.	10,000	10,000	10,000
L.S. Massimo	10,000	3 yrs.	10,000	10,000	10,000
S.A. O’Connor	5,500	3 yrs.	5,500	5,500	5,500

(a)	Each performance share unit consists of a phantom share of Common Stock that is payable in cash if the performance goal is achieved. Performance share units granted have a three-year performance cycle ending December 31, 2006. The Compensation Committee has established a payment schedule if the Company achieves a certain return on equity (“ROE”) target at the end of 2005 or 2006. If the ROE goal is achieved, 100% of the units will be paid out in cash at the then current market value of the Common Stock. If the performance goal is not achieved by the end of 2006, the units will be forfeited. In certain circumstances, such as retirement and disability, units may be prorated and paid out to the extent earned. In the event of a change in control, units are paid out. Dividend equivalents on the units are paid in cash to the award recipient periodically during the time the units are outstanding.

Performance retention share unit awards were also granted under the Long Term Plan to key employees selected by the Compensation Committee during 2004. The performance retention share unit awards granted in 2004 are shown in the summary compensation table on page 20 in the column “Restricted Stock Awards.”

How many Arch stock options were exercised in 2004 by the individuals named in the Summary Compensation Table and what is the value of the unexercised ones?

The following table sets forth as to the individuals named in the summary compensation table on page 20, information regarding options exercised during 2004 and the value of in-the-money outstanding options at the end of 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/04		Aggregate Value of Unexercised, In-the-Money Options at 12/31/04(a)
			Exercisable	Unexercisable	Exercisable	Unexercisable
M.E. Campbell	2,767	$24,377	352,191	—	$2,627,658	—
H. Anderson	—	—	23,500	—	200,510	—
P.J. Craney	1,731	15,108	61,847	—	460,330	—
L.S. Massimo	—	—	89,358	—	671,920	—
S.A. O’Connor	—	—	54,000	—	497,000	—

(a)	Value was computed as the difference between the exercise price and the $28.78 per share closing price of Arch Common Stock on December 31, 2004, as reported on the consolidated transaction reporting system relating to New York Stock Exchange issues. These individuals do not hold any unexercisable employee stock options as of December 31, 2004.

Comparison of Five Year Cumulative Total Return Among Arch Chemicals, Inc.,

the S&P 500 Index and the S&P Chemicals (Specialty) Index

The graph below compares the cumulative total shareholder return of the Common Stock to the Standard & Poor’s 500 Index and to the Standard & Poor’s Chemicals (Specialty) Index for the period from December 31, 1999 to December 31, 2004, the last trading day of the Company’s fiscal year. The graph assumes that the value of the investment in the Common Stock and each index was $100 at close of December 31, 1999 and that all dividends were reinvested. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on December 31, 2004.

Do the named executive officers have employment or change-in-control agreements?

Each of the executive officers named in the summary compensation table has an Executive Agreement with the Company which provides, among other things, that in the event of a covered termination of employment (which could include, among other things, termination of employment by the Company (other than for cause) and termination at the election of the individual to leave the Company under certain circumstances), the individual will receive a lump sum severance payment from the Company equal to 12 months’ base pay plus the greater of (a) the average incentive compensation award paid by the Company during the three years preceding the termination or (b) the then standard annual incentive compensation award, less any amounts payable under existing severance or disability plans of the Company. In the event that a “Change in Control” of the Company occurs, and there is a covered termination, the individual will receive (i) three times the aforementioned severance payment in lieu of one times and (ii) another payment equal to three times the higher of the individual’s long term incentive target at the time of termination or immediately prior to the Change in Control. Pension credit and insurance coverage would be afforded for the period reflected in the severance payment, and in certain cases, insurance coverage will be extended beyond such period. The agreements also provide for certain outplacement services. A “Change in Control” would occur if the Company ceases to be publicly owned; 20% or more of its voting stock is acquired by others (other than the Company, a subsidiary or a Company employee benefit plan); the incumbent Directors and their designated successors cease over a two-year period to constitute a majority of the Board; all or substantially all of the Company’s business is disposed of in a transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the Company’s shareholders following the transaction own more than 50% of the voting stock or other ownership interest of the surviving entity or combined company); or the shareholders of the Company approve a sale of all or substantially all the Company’s assets or a liquidation or dissolution of the Company. Each agreement provides that the individual agrees to remain in the Company’s employ for six months after a “Potential Change in Control” of the Company has occurred. The agreements provide that payments made thereunder or under any change in control provision of the Company’s compensation or benefit plan which are subject to “excess parachute payment” tax will be increased so that the individual will receive a net payment equal to that which would have been received if such tax did not apply. The agreements provide that such officers not solicit customers or employees for a certain period. The agreements expire on December 31, 2007. They are automatically extended until the end of a calendar year following the third anniversary of any Potential Change in Control. Upon any expiration, the agreements automatically renew for one calendar year unless the Company’s Board of Directors (or the Compensation Committee thereof) determines that they should not be extended and no Potential Change in Control or Change in Control occurs after such Board or Committee determination.

Certain of the Company’s benefit and compensation plans also contain “change-in-control” provisions.

What are the retirement income benefits provided to the named executive officers?

The Company has a tax-qualified, defined benefit pension plan for the Company’s U.S.-based employees (“Tax Qualified Pension Plan”) that provides benefits based on service with the Company and with Olin Corporation (“Olin”) for the period prior to the spinoff of the Company from Olin. The Company became liable for the payment of all pension plan benefits accrued by Company employees prior to and following such spinoff who ceased to be Company employees after the spinoff. Olin transferred assets to the Company’s pension plan and the amount of the assets were sufficient to comply with Section 414(l) of the Internal Revenue Code of 1986, as amended.

The Tax Qualified Pension Plan, together with a supplementary nonqualified plan (collectively, the “Company Pension Plan”), provide for fixed benefits upon retirement. The normal retirement age is 65, but early retirement is available after attainment of age 55 with at least 10 years of service at a reduced percentage of the normal retirement allowance (100% is payable if early retirement is at age 62 or older). Directors who are not also employees of the Company are not eligible to participate in the Company Pension Plan. The Tax Qualified Pension Plan is a tax-qualified plan, and benefits are payable only with respect to compensation that is not deferred under a nonqualified plan and that does not exceed certain annual IRS imposed limits. Under the supplementary plan mentioned above, the Company pays a supplemental pension, based on the formula described below, on compensation deferred to nonqualified plans (including deferred incentive compensation). Also under the supplementary plan, the Company will pay employees affected by the limitations imposed by the Internal Revenue Code on qualified plans a supplemental pension in an annual amount equal to the reduction in pensions resulting from such limitations.

“Compensation” for purposes of the Company Pension Plan represents average cash compensation per year (salary and bonus shown in the summary compensation table on page 20), including deferred compensation, received for the highest three years during the ten years up to and including the year in which an employee retires, including compensation with Olin. The normal retirement allowance is 1.5% of “Compensation” as so defined, multiplied by the number of years of benefit service, reduced by an amount of the employee’s primary Social Security benefit not to exceed 50% of such Social Security benefit. Years of benefit service shall also include benefit service with Olin.

Under the Company’s Senior Executive Pension Plan (the “Senior Plan”), which is a second nonqualified pension plan for certain U.S. senior executives, the Company pays retirement benefits to such executives upon their retirement after age 55, which benefits are reduced if retirement is prior to age 62. Under the Senior Plan, the maximum benefit will be 50% of “Compensation” (as defined above), reduced by payments from the Company Pension Plan, any other Olin or Company pension, pension benefits from other employers, and certain Social Security benefits. Subject to the above limitations, benefits under the Senior Plan will accrue at the rate of

3% for each year of service that a senior executive is eligible to participate in the Senior Plan. In all cases, benefits payable under the Senior Plan are reduced by (i) annual retirement benefits payable under the Company Pension Plan, (ii) all qualified and nonqualified deferred compensation plans of previous and subsequent employers and (iii) 50% of the employee’s primary Social Security benefit. The Senior Plan also provides benefits to the executive’s surviving spouse generally equal to 50% of the executive’s benefits. The Compensation Committee may remove a participant from the Senior Plan for cause as provided in the Plan whether before or after payments under the Plan commence. The participant may elect to receive payment under the Senior Plan in a lump sum equivalent to the actuarial present value of the benefits as computed in accordance with such plan.

The Tax Qualified Pension Plan provides that if, within three years following a “Change in Control” of the Company, any corporate action is taken or filing made in contemplation of, among other things, a plan termination or merger or other transfer of assets or liabilities of the plan, and such termination, merger or other event thereafter takes place, plan benefits would automatically be increased for affected non-collectively bargained participants (and retired participants) to absorb any plan surplus.

Each of the Senior Plan and the supplementary plan mentioned above provides that in the event of a “Change in Control,” the Company will pay each participant a lump-sum amount sufficient to purchase an annuity which (together with any monthly payment provided under trust arrangements or other annuities established or purchased by the Company to make payments under such plan) will provide the participant with the same monthly after-tax benefit as the participant would have received under the plan, based on benefits accrued thereunder to the date of the “Change in Control.” The Executive Agreements described above provide that an executive officer who is less than age 55 at the time of a “Change in Control” will, for purposes of calculating the above lump-sum payment under the Senior Plan, be treated as if he or she had retired at age 55, with the lump-sum payment being calculated on the basis of service to the date of the “Change in Control.”

The following table shows the maximum combined amounts payable annually on normal retirement under the Company Pension Plan and Senior Plan. Such amounts will be reduced by Social Security benefits and the other offsets described above.

Pension Plan Table

	Years of Service
Remuneration	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 300,000	$45,000	$90,000	$135,000	$150,000	$150,000	$150,000	$157,500	$180,000
400,000	60,000	120,000	180,000	200,000	200,000	200,000	210,000	240,000
500,000	75,000	150,000	225,000	250,000	250,000	250,000	262,500	300,000
600,000	90,000	180,000	270,000	300,000	300,000	300,000	315,000	360,000
700,000	105,000	210,000	315,000	350,000	350,000	350,000	367,500	420,000
800,000	120,000	240,000	360,000	400,000	400,000	400,000	420,000	480,000
900,000	135,000	270,000	405,000	450,000	450,000	450,000	472,500	540,000
1,000,000	150,000	300,000	450,000	500,000	500,000	500,000	525,000	600,000
1,100,000	165,000	330,000	495,000	550,000	550,000	550,000	577,500	660,000
1,200,000	180,000	360,000	540,000	600,000	600,000	600,000	630,000	720,000
1,300,000	195,000	390,000	585,000	650,000	650,000	650,000	682,500	780,000
1,400,000	210,000	420,000	630,000	700,000	700,000	700,000	735,000	840,000
1,500,000	225,000	450,000	675,000	750,000	750,000	750,000	787,500	900,000
1,700,000	255,000	510,000	765,000	850,000	850,000	850,000	892,500	1,020,000
1,900,000	285,000	570,000	855,000	950,000	950,000	950,000	997,500	1,140,000
2,100,000	315,000	630,000	945,000	1,050,000	1,050,000	1,050,000	1,102,500	1,260,000
2,300,000	345,000	690,000	1,035,000	1,150,000	1,150,000	1,150,000	1,207,500	1,380,000

Credited years of service for the executive officers named in the summary compensation table on page 20 as of December 31, 2004 are as follows: Mr. Campbell, 26.6 years (17.3 years under the Senior Plan); Mr. Anderson 22.6 years (2.0 years under the Senior Plan); Mr. Craney, 34.6 years (5.3 years under the Senior Plan); Mr. Massimo, 10.1 years (8.0 years under the Senior Plan) and Ms. O’Connor, 15.3 years (5.9 years under the Senior Plan).

Does the Company have a compensation deferral program?

Under the Company’s compensation plans and arrangements, all participants therein, including directors, may defer payment of salaries, director compensation and incentive compensation to Arch phantom stock accounts and a variety of other phantom investment vehicles.

ITEM 2—APPROVAL OF THE SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

What is the Senior Management Incentive Compensation Plan?

The Senior Management Incentive Compensation Plan (“Bonus Plan”) is a plan pursuant to which senior executives selected by the Compensation Committee become eligible to receive a cash bonus based upon the Company’s meeting certain financial performance goals.

Why are you asking the shareholders to approve this plan?

The Board of Directors proposes that the shareholders approve the Bonus Plan and has directed that it be submitted to the shareholders in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). Section 162(m) generally disallows a tax deduction to publicly traded companies for compensation in excess of $1,000,000 accrued with respect to a company’s chief executive officer or any of the four most highly compensated officers in addition to the chief executive officer employed by the company at the end of the applicable year. However, qualifying performance-based compensation will not be subject to the deduction limit if certain criteria are met. One of those criteria is that the plan under which such performance-based compensation is awarded be approved by the shareholders of the Company every five years.

The plan was initially adopted by the Board of Directors in 1999. In April 2000, the Bonus Plan was submitted to the Company’s shareholders in order to comply with Section 162(m) of the Code and was approved at the Company’s 2000 Annual Meeting of Shareholders.

In February 2005, the Bonus Plan was subsequently amended to (i) clarify some of the existing performance measure definitions, (ii) to add EBITDA, EBITDA Margins, Operating Cash Flow, Operating Income, Operating Margins, Return on Net Assets, Working Capital, and Working Capital as a Percent of Net Sales as additional possible performance measures for awards and (iii) to clarify that performance measures may be adjusted in certain unusual or extraordinary events, such as sale of a business line or division to account for such events.

Accordingly, the approval of the Bonus Plan by the Company’s shareholders being sought hereby is necessary to ensure that awards paid pursuant to the Bonus Plan will not be subject to the deduction limits under Section 162(m). Approval of the Bonus Plan by the shareholders shall be deemed specific approval of the Performance Measures more fully described below.

What are the material features of this plan?

Set forth below is a brief description of certain salient provisions of the Bonus Plan. This does not purport to be a complete summary of the Bonus Plan. Shareholders should review the Bonus Plan in its entirety for more detailed terms. A copy of the Bonus Plan is attached as Appendix A to this Proxy Statement. Additional copies of the Bonus Plan are available without charge upon oral or written request of the Investor Relations Department, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, CT 06856-5204, at (203) 229-3350.

Purpose. The purpose of the Bonus Plan is to compensate certain members of the Company’s senior management on an individual basis for contributions to the Company and to stimulate the efforts of such members by giving them a direct financial interest in the Company’s performance.

Administration. The Bonus Plan will be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate. Such committee will have sole authority to make rules and regulations for the administration of the Bonus Plan. Interpretation and decisions of such committee with regard to the Bonus Plan will be final and conclusive.

Participants. Participants for a fiscal year shall be those salaried employees who are designated as participants (“Participants”) by the Compensation Committee prior to the commencement of such fiscal year (or a later date if permitted by tax law). In February 2005, such committee designated only Mr. Campbell as a Participant for 2005. Mr. Campbell also was the only Participant for 2004.

Performance Measures. For each fiscal year, the Compensation Committee will select one or more of the shareholder-approved measures (“Performance Measures”) and set the performance goals for these measures. The Bonus Plan provides that the Performance Measures will be one or any combination of the following: Cash Flow, Earnings Per Share, EBIT, EBITDA, EBITDA Margins, Operating Cash Flow, Operating Income, Operating Margins, Profit Margin, Return on Capital, Return on Equity, Return on Net Assets, Return on Total Assets, Working Capital and Working Capital as a Percent of Net Sales. Under the Bonus Plan, for a fiscal year, (i) “Cash Flow” means EBITDA less capital and investment spending and plus or minus changes in working capital (excluding the effect of any reclassifications to/from long-term assets and liabilities, current or deferred taxes) at the end of such fiscal year; (ii) “Consolidated Net Assets” means consolidated total assets less consolidated non-interest bearing liabilities at the end of such fiscal year; (iii) “Earnings Per Share” means the actual diluted earnings per share at the end of such fiscal year calculated as the net income available to common stockholders excluding the impact of extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business divided by the weighted average number of common stock plus any potential dilutive common stock (such as stock options) outstanding at the end of such fiscal year; (iv) “EBIT” means consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; (v) “EBITDA” means consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), depreciation, amortization, extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; (vi) “EBITDA Margins” means EBITDA (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; (vii) “Operating Cash Flow” per share means the net operating activities less the impact of the accounts receivable securitization program divided by the weighted average number of shares of common stock plus any potential dilutive shares of common stock (such as stock options) outstanding at the end of such fiscal year; (viii) “Operating Income” means consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus equity in earnings of affiliated companies, interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; (ix) “Operating Margins” means Operating Income (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; (x) “Profit Margin” means consolidated EBIT (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; (xi) “Return on Capital” means consolidated net income plus after-tax interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense) and the after-tax effect of any extraordinary expenses or losses, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of a change in accounting principle (at the end of such fiscal year), divided by average Consolidated Net Assets (the average calculated using Consolidated Net Assets at the beginning and end of such fiscal year); (xii) “Return on Equity” means consolidated net income before the after tax effect of any extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of any change in accounting principle (at the end of such fiscal year), divided by average shareholders’ equity (the average calculated using shareholders’ equity at the beginning and end of such fiscal year excluding the impact on ending shareholders’ equity of extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business); (xiii) “Return on Net Assets” means the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets less consolidated non-interest bearing liabilities (the average calculated using the balances at the beginning and end of such fiscal year); (xiv) “Return on Total Assets” means the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets (the average calculated using the consolidated total assets at the beginning and end of such fiscal year; (xv) “Working Capital” means total current assets excluding cash and cash equivalents plus accounts receivable securitization program minus total current liabilities excluding short-term borrowings; and (xvi) “Working Capital as a Percent of Net Sales” means Working Capital divided by consolidated net sales at the end of such fiscal year.

Award Determination. For each fiscal year of the Company, each Participant may be entitled to receive an award payable in cash (“Incentive Award”) in an amount determined by the Compensation Committee as provided in the Bonus Plan. Prior to the commencement of a fiscal year (or such later date if permitted by tax law), for the Incentive Awards for such fiscal year, the Compensation Committee will designate or approve (i) the individuals who will be Participants in the Bonus Plan, (ii) the Performance Measures, (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the Incentive Award, (iv) the performance goals and payout matrix or formula for each Performance Measure and (v) the target Incentive Award for each Participant. Following the end of a fiscal year, the Compensation Committee shall determine the Incentive Award for each Participant by: (i) comparing actual performance for each measure against the payout matrix approved for such fiscal year; (ii) multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor; and (iii) summing the weighted payout percentages and multiplying their overall payout percentage by the Participant’s target Incentive Award.

Notwithstanding anything contained in the Bonus Plan to the contrary, the Compensation Committee in its sole discretion may reduce any Incentive Award to any Participant to any amount, including zero, prior to the certification by resolution of the Compensation Committee of the amount of such Incentive Award; however, the Compensation Committee may not reduce an Incentive Award for a fiscal year after December 31 of such fiscal year for a Participant who is employed by the Company on such date and such Incentive Award to the extent earned through achievement of the Performance Measures shall vest in such Participant on such date.

The Compensation Committee is authorized in its sole and plenary discretion to adjust or modify the calculation of a Performance Measure and its goal to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting in whole or in part the Company or any of its affiliates (to the extent applicable to such Performance Measure or goal) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting in whole or in part the Company or any of its affiliates (to the extent applicable to such Performance Measure or goal), or the financial statements of the Company or any of its affiliates (to the extent applicable to such Performance Measure or goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business condition.

As a condition to the right of a Participant to receive an Incentive Award, the Compensation Committee shall first certify, by resolution of such committee, that the Incentive Award has been determined in accordance with the provisions of the Bonus Plan.

Maximum Award. The maximum Incentive Award paid a Participant under the Bonus Plan with respect to a fiscal year may not exceed 200% of such Participant’s annual base salary in effect on December 31 of the immediately preceding fiscal year.

Payment and Deferral. Incentive Awards are paid within 75 days of the close of a fiscal year in a single, lump sum. Under certain circumstances, payment may be deferred by the Participant as provided in the Company’s Employee Deferral Plan.

Nonexclusive. Participation in the Bonus Plan does not exclude Participants from participation in any other benefit or compensation plan or arrangement of the Company, including other bonus or incentive plans. Furthermore, Mr. Campbell will be participating in another bonus arrangement, the payout of which will be based on qualitative, non-financial measurements of performance.

The cost to the Company of the Incentive Awards and the amounts to be paid to Participants cannot be determined at this time because payout of Incentive Awards is based on the Company’s future financial performance, the bonus target amounts set by the Compensation Committee and the number of Participants named by the Compensation Committee. The amount of Mr. Campbell’s 2005 Incentive Award potentially payable under the Bonus Plan ranges from zero to $889,000, with the exact amount to be determined based upon the Company’s achieving in 2005 certain targets for Earnings Per Share and Cash Flow.

What vote is required to approve this plan?

The Bonus Plan will be approved if a majority of the votes cast on this proposal are voted “FOR” approval of the Bonus Plan. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

The Board of Directors recommends a vote “FOR” approval of the Senior Management Incentive Compensation Plan.

ITEM 3—APPROVAL OF THE 1999 LONG TERM INCENTIVE PLAN

What is the 1999 Long Term Incentive Plan?

The Company has adopted the Arch Chemicals, Inc. 1999 Long Term Incentive Plan (the “Long Term Plan”), which is designed to help the Company attract and retain key employees by providing an incentive to increase their proprietary interest in the Company. Awards under the Long Term Plan may be in the form of stock options, restricted stock, restricted stock units and performance awards that the committee administering the Long Term Plan (the “Committee”) approves; provided that such awards are valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock.

Why are you asking the shareholders to approve this plan?

As with the Bonus Plan, the Board has directed that the Long Term Plan be submitted for approval by the Company’s public shareholders in order to ensure that future compensation paid under awards made pursuant to the Long Term Plan will not be subject to the deduction limits under Section 162(m) of the Code. Section 162(m) generally disallows a tax deduction to publicly traded companies for compensation in excess of $1,000,000 accrued with respect to a company’s chief executive officer or any of the four most highly compensated officers in addition to the chief executive officer employed by the company at the end of the applicable year. However, qualifying performance-based compensation will not be subject to the deduction limit if certain criteria are met. One of those criteria is that the plan under which such performance-based compensation is awarded be approved by the public shareholders of the Company.

The Long Term Plan was submitted to and approved by the Company’s shareholders in April 2000. Section 162(m) of the Code requires that shareholders reapprove the Long Term Plan every five years.

Accordingly, the approval of the Long Term Plan by the Company’s shareholders being sought hereby is necessary to ensure that any compensation paid under future awards of stock options and performance-based stock awards made pursuant to the Long Term Plan will not be subject to the deduction limits under Section 162(m). Even if the Long Term Plan is not approved, outstanding options and outstanding performance share units awards granted under the Long Term Plan prior to the Annual Meeting will continue to be exempt from those deduction limits.

In December 2000, the Long Term Plan was amended to require shareholder approval (i) of any amendment that would add non-employee directors as participants, (ii) except for anti-dilution adjustment provisions already contained in the Long Term Plan, to increase the number of shares available for issuance under the Long Term Plan, and (iii) to permit any award encompassing rights to purchase shares to be granted with per share purchase or exercise prices of less then fair market value of a share on the date of grant thereof.

The Long Term Plan was also amended in February 2005 to add certain additional performance measures for performance-based awards granted under the Long Term Plan similar to those added under the Bonus Plan and to clarify certain of the existing definitions of performance measures.

What are the material features of this plan?

Set forth below is a brief description of certain salient provisions of the Long Term Plan. This does not purport to be a complete summary of the Long Term Plan. Shareholders should review the Long Term Plan in its entirety for more detailed terms. A copy of the Long Term Plan is attached as Appendix B to this Proxy Statement. Additional copies are available without charge upon oral or written request of the Investor Relations Department, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, CT 06856-5204 at (203) 229-3350.

Administration. Administration of the Long Term Plan is the responsibility of the Committee, which shall be a committee of the Board consisting of at least two non-employee Directors. The Compensation Committee currently acts as the Committee for the Long Term Plan. The Committee will have the authority to designate participants, determine the nature and size of, and terms and conditions applicable to, awards, permit deferral of award payments, permit the settlement or exercise of awards, and make all other determinations and interpretations relating to the Plan. Committee determinations and interpretations will be binding on all interested parties.

Shares Available for Awards. 2,123,000 shares of Common Stock (subject to adjustment for dividends, stock splits, mergers, spin-offs, split-ups, recapitalizations and the like) were initially available for awards under the Long Term Plan. As of January 31, 2005, 1,205,868 shares under the Long Term Plan were reserved for outstanding awards and 446,783 shares were remaining and available for grants as future awards. The number of shares initially available for awards is the same figure as the one in the Long Term Plan when such plan was approved by shareholders at the Company’s 2000 Annual Meeting of Shareholders.

Participants. Awards may be granted under the Long Term Plan to salaried employees, including any officers, of the Company and any of its controlled subsidiaries. Awards may also be granted to salaried employees of any other entity in which the Company has a significant equity interest as determined by the Committee.

Award Determination. The Committee will from time to time select eligible employees to receive awards and determine the amount, terms and type of award to be granted. Awards may be granted for no cash consideration. However, the exercise price per share of stock purchasable under any stock option and the purchase price of stock which may be purchased under any other award providing rights to purchase Common Stock will not be less than the fair market value of such stock on the date of grant of the option or other right.

Maximum Award. Grants to any one participant which represent or are designated in shares of Common Stock may not exceed 300,000 shares in any calendar year.

Stock Options. The term of options granted under the Long Term Plan will be fixed by the Committee; however, such term may not exceed ten years from the date of grant. The purchase price per share of stock purchasable under any option will be determined by the Committee but will not be less than the fair market value of the stock on the date of grant of the option. The Committee will determine the time or times at which an option may be exercised in whole or in part, subject to the provisions of the Long Term Plan relating to changes in control of the Company; provided that no option shall be exercisable after the expiration of ten years from the date of the grant. Options may be exercised by payment in full of the purchase price, either in cash or, at the discretion of the Committee, in whole or in part in Common Stock or other consideration having a fair market value on the date the option is exercised equal to the option price; provided that no Common Stock may be used by a Participant in payment of the exercise price of an option unless such Common Stock were acquired in the open market or have been held by the Participant for at least six months. Options granted may be either Incentive Stock Options (“ISOs”) or Nonqualified Stock Options (“Nonqualified Options”).

Restricted Stock. Restricted stock or restricted stock units may not be disposed of by the recipient until certain restrictions established by the Committee lapse. These restrictions will require recipients to remain in the employ of the Company (or an affiliate participating in the Long Term Plan) for at least three years (where vesting is based solely on continued service) in order to vest, except in the event of a Change in Control (as defined in the Long Term Plan) or for such specified reasons as the Committee may approve. Recipients will have with respect to restricted stock all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends unless the Committee otherwise determines. Upon termination of employment during the restriction period, the restricted stock and/or restricted stock units will be forfeited, subject to such exceptions, if any, as may be authorized by the Committee.

Performance Awards. From time to time, the Committee may select a period during which performance criteria approved by the Committee will be measured for the purpose of determining the extent to which a performance award has been earned. Such period will not be less than one year, subject to the Change in Control provisions of the Long Term Plan. Performance awards may be denominated or payable in cash, shares of Common Stock, other securities, other awards or other property. Performance awards that the Committee designates as being performance-based shall have one or more of the following as performance measures: Return on Equity, Total Return to Shareholders, Cumulative Earnings Per Share Growth, Cash Flow, Earnings Per Share, EBIT, EBITDA, EBITDA Margins, Operating Cash Flow, Operating Income, Operating Margins, Profit Margin, Return on Capital, Return on Net Assets, Return on Total Assets, Working Capital and Working Capital as a Percent of Net Sales. For purposes of the Long Term Plan, “Return on Equity” shall mean consolidated net income of the Company before the after tax effect of any extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of any change in accounting principle (at the end of such fiscal year), divided by average shareholders’ equity (the average calculated using shareholders’ equity at the beginning and end of such fiscal year excluding the impact on ending shareholders’ equity of extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business for such year); “Total Return to Shareholders” shall mean for the performance period total return to shareholders of $100 worth of Shares for such period assuming reinvestment of dividends on a quarterly basis; “Cumulative Earnings per Share Growth” shall mean the compound annual growth rate for Arch diluted Earnings per Share for the performance or measurement period; “Cash Flow” shall mean for a fiscal year EBITDA less capital and investment spending and plus or minus changes in working capital (excluding the effect of any reclassifications to/from long-term assets and liabilities, current or deferred taxes) at the end of such fiscal year; “Earnings per Share” shall mean for a fiscal year the actual diluted earnings per share at the end of such fiscal year calculated as the net income available to common stockholders excluding the impact of extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus any extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business divided by the weighted average number of shares of common stock plus any potential dilutive shares of common stock (such as stock options) outstanding at the end of such fiscal year; “Consolidated Net Assets” shall mean for a fiscal year consolidated total assets less consolidated non-interest bearing liabilities at the end of such fiscal year; “EBIT” shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; “EBITDA” shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), depreciation, amortization, extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; “EBITDA Margins” shall mean for a fiscal year EBITDA (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; “Operating Cash Flow” per share shall mean for a fiscal year the net operating activities less the impact of the accounts receivable securitization program divided by the weighted average number of shares of common stock plus any potential dilutive shares of common stock (such as stock options) outstanding at the end of such fiscal year; “Operating Income” shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus equity in earnings of affiliated companies, interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; “Operating Margins” shall mean for a fiscal year Operating Income (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; “Profit Margin” shall mean for a fiscal year consolidated EBIT (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; “Return on Capital” shall mean for a fiscal year consolidated net income plus after-tax interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense) and the after-tax effect of any extraordinary expenses or losses, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of a change in accounting principle (at the end of such fiscal year), divided by average Consolidated Net Assets (the average calculated using Consolidated Net Assets at the beginning and end of such fiscal year); “Return on Net Assets” shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets less consolidated non-interest bearing liabilities (the average calculated using the balances at the beginning and end of such fiscal year); “Return on Total Assets” shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets (the average calculated using the consolidated total assets at the beginning and end of such fiscal year); “Working Capital” shall mean for a fiscal year total current assets excluding cash and cash equivalents plus accounts receivable securitization program minus total current liabilities excluding short-term borrowings; “Working Capital as a Percent of Net Sales” shall mean for a fiscal year Working Capital divided by consolidated net sales at the end of such fiscal year.

Tax Consequences. In general, (i) no income will be recognized by a participant at the time a Nonqualified Option is granted; (ii) at the time of exercise of a Nonqualified Option, ordinary income will be recognized by a participant holding the option (“optionee”) in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Nonqualified Option appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Options (ISO). If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant and within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If the shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Payment of a performance share award upon satisfaction of the performance goals will be taxable to the participant as ordinary income in the year in which the award is paid to him or her in an amount equal to the fair market value of the Common Stock received.

The grant of restricted stock or a restricted stock unit award should not give rise to federal income tax consequences to the participant. A participant will recognize ordinary income in the year in which the restrictions on the shares lapse or the unit is paid to him or her, in an amount equal to the cash or fair market value of the Common Stock received.

To the extent that an optionee or participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the optionee or participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m).

Non-Assignability of Awards. No award granted under the Long Term Plan may be assigned or transferred by a participant, other than by will, designation of beneficiary or by the laws of descent and distribution except, if the Committee so provides, stock options may be transferred by gift by the optionee to the optionee’s immediate family or to a trust for the benefit of any immediate family member. Each award will be exercisable during such individual’s lifetime, only by such individual or, if permissible under applicable law, by the individual’s legal representative unless it has been transferred by gift and then only by the transferee.

Amendment or Termination. The Board (or any authorized committee thereof) may amend, alter or discontinue the Long Term Plan at any time, provided that without the approval of shareholders of the Company, no such action may (i) permit any award encompassing rights to purchase shares of Common Stock to be granted with per share purchase or exercise prices at less than the fair market value of such shares on the date of grant; or (ii) after the occurrence of a Change in Control, alter the Change in Control provisions of the Long Term Plan so as to impair the rights of participants.

Term. No awards will be granted under the Long Term Plan after January 31, 2009, but unless otherwise expressly provided in the Long Term Plan or an award agreement, an award may extend beyond such date.

Certain Conditions to Awards. The Long Term Plan also provides that if a participant’s employment is terminated, other than by reason of death, an award may be cancelled prior to exercise if the participant engages in business in competition with the Company or an affiliate or in conflict with their interests, or breaches the participant’s agreement with the Company or an affiliate regarding confidentiality or inventions. In addition, the Company may recover from a participant, who prior to or within six months after exercise, payment or delivery under an award engages in any of the actions for which an award may be cancelled, the amount of any gain realized or payment received pursuant to an award. Such recovery may be obtained following notice given by the Company within two years after the exercise, payment or delivery date.

Equity Plan Information

Equity Compensation Plan Information as of December 31, 2004

The following table shows the number of shares issuable upon exercise of options outstanding at December 31, 2004, the weighted average exercise price of those options, and the number of shares of Arch common stock remaining available for future issuance at December 31, 2004, excluding shares issuable upon exercise of outstanding options.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,002,966	24.60	488,747	(2)
Equity compensation plans not approved by security holders	0	0	0

Total	2,002,966	24.60	488,747

(1)	Figures include information for equity compensation plans of Olin that issued in 1999 options to acquire shares of the Company’s Common Stock in exchange for old Olin options as part of an equitable adjustment made in connection with the spinoff of the Company from Olin in 1999. No further options to acquire the Company’s Common Stock may be issued under such Olin plans. As of December 31, 2004, 722,748 of these options were outstanding.
(2)

488,747 of the shares shown may be issued in connection with future grants of stock-based awards and future deferrals of compensation to stock accounts. 45,552 of the shares shown relate to various current deferrals of awards or compensation in the form of phantom shares payable in shares of Company Common

Stock at the end of the deferral period. Shares remaining available for future issuance by plan are: 446,783 under the Long Term Plan, 24,893 under the 1999 Stock Plan for Non-Employee Directors and 17,071 under the Employee Deferral Plan.

What vote is required to approve this plan?

The Long Term Plan will be approved if a majority of the votes cast on this proposal are voted “FOR” approval. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

The Board of Directors recommends a vote “FOR” approval of the 1999 Long Term Incentive Plan.

ITEM 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of KPMG LLP (“KPMG”) was appointed as independent auditors of the Company for the year 2005. The firm was selected by the Audit Committee of the Board.

Why are you asking for the shareholders to ratify the auditors?

The submission of this matter to shareholders at the Annual Meeting is not required by law or by the Bylaws. The Board is, nevertheless, submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board intends to reconsider its appointment of KPMG as independent auditors. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and to respond to appropriate questions.

What were KPMG audit fees in 2003 and 2004?

The aggregate fees billed to the Company for professional accounting services, including the audit of the Company’s annual financial statements by KPMG for the fiscal years ended December 31, 2003 and December 31, 2004 (based on fees billed to the Company through the date of this Proxy Statement) are set forth in the table below.

	2003	2004
	(in thousands)
Audit Fees	$1,348	$3,878
Audit-Related Fees	309	424
Tax Fees	101	24

Subtotal	1,758	4,326
All other fees	68	19

Total fees	$1,826	$4,345

For purposes of the preceding table, the professional fees are classified as follows:

•	Audit Fees – These are fees for professional services performed for the audit of the Company’s and certain of its subsidiaries’ annual financial statements and review of financial statements included in its Form 10-Q filings, services that are normally provided by its independent accountants in connection with statutory and regulatory filings or engagements, including Sarbanes-Oxley Act Section 404 audits for 2004, and services that generally only its independent accountants reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. Included in this category for KPMG are fees incurred for audits of the financial statements of certain of its subsidiaries performed in connection with acquisitions or dispositions of such subsidiaries, or in compliance with such subsidiaries’ independent legal reporting obligations.

•	Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by the Company’s independent accountants. More specifically, these include: employee benefit plan audits; due diligence related to mergers, acquisitions and dispositions; internal control reviews; attestation services that are not required by statute or regulation; and consultation concerning financial accounting and reporting standards.

•	Tax Fees – These are fees for all professional services performed by professional staff in KPMG’s independent accountant’s tax division except those services related to the audit of the Company’s financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to mergers, acquisitions and dispositions, and requests for rulings or technical advice from taxing authorities.

•	All Other Fees – These are fees for other permissible work performed that do not meet the above category descriptions.

SEC rules require the Company’s Audit Committee to pre-approve all auditing and permissible non-auditing services provided by the Company’s independent auditor (with certain limited exceptions). Since the effective date of these rules, all of the services performed by KPMG described above under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved in accordance with the Company’s pre-approval policy described below.

The percentage of services in each category above (other than audit services) that were rendered pursuant to the de minimus safe harbor exception to the pre-approval requirements are as follows: Audit-Related Fees (0%), Tax Fees (0%) and All Other Fees (0%).

The Audit Committee has considered whether the provision of services described under All Other Fees is compatible with maintaining KPMG’s independence.

Pre-approval Policies and Provisions

The Audit Committee is responsible for the appointment and compensation of the Company’s independent public accountant. Pursuant to the policy adopted by the Audit Committee in 2003, the Audit Committee pre-approves all auditing and permissible non-auditing services provided by our independent auditor. The approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the Company’s independent auditor or on an individual basis. The Audit Committee has pre-approved certain specific non-auditing services provided they are below a certain dollar threshold and provided such specific services are subsequently presented to the Audit Committee. For all other non-audit services not so pre-approved, the Audit Committee has delegated to each Audit Committee member the authority to approve such services but that decision must be presented to the full Audit Committee at its next regularly scheduled meeting. The Company’s independent auditor may not be retained to perform the non-auditing services specified in Section 10A(g) of the Exchange Act.

What vote is required to ratify the auditors?

The ratification of the appointment of independent auditors for 2005 requires that the votes cast in favor of the ratification exceed the votes cast opposing such ratification. Abstentions and Broker Shares that are not voted will be included in determining the number of votes cast.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors for 2005.

MISCELLANEOUS

Who will pay for this solicitation of proxies?

The Company will pay the entire expense of this solicitation of proxies.

Georgeson Shareholder Communications Inc., New York, New York, will solicit proxies by personal interview, mail, telephone, facsimile and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. The Company will pay Georgeson Shareholder Communications Inc. a fee of $9,500 covering its services and will reimburse Georgeson Shareholder Communications Inc. for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, proxies may be solicited by personal interview, telephone, facsimile, mail and telegram by directors, officers and employees of the Company.

When must a shareholder submit a proposal for the next annual meeting?

Shareholders who intend to present proposals for consideration at the 2006 Annual Meeting of Shareholders and who wish to have their proposals included in the Company’s proxy statement and proxy card for that meeting must be certain that their proposals are received by the Company at its principal executive offices on or before November 28, 2005. Proposals should be sent to the Corporate Secretary, Arch Chemicals, Inc., 501 Merritt 7, Norwalk, Connecticut 06851. All proposals must also comply with the applicable requirements of the Federal securities laws in order to be included in the Company’s proxy statement and proxy card for the 2006 Annual Meeting. In addition, in order for any shareholder proposal to be presented during next year’s annual meeting, written notice must be received by the Company at its headquarters on or after November 28, 2005 and on or before December 28, 2005 as provided in the Company’s Bylaws, and shall contain such information as required under such Bylaws. The Bylaw requirements are separate and apart from and in addition to the SEC’s requirements that a shareholder must satisfy to have a shareholder proposal included in the Company’s proxy statement under SEC Rule 14a-8. You may contact the Company’s Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals, including nominations for directors.

By order of the Board of Directors,

SARAH A. O’CONNOR

          Secretary

Dated: March 28, 2005

Appendix A

ARCH CHEMICALS, INC.

SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

(As amended through February 9, 2005)

Section 1. Purpose.  The purposes of the Senior Management Incentive Compensation Plan (the “Plan”) are (i) to compensate certain members of senior management of Arch Chemicals, Inc. (the “Company”) on an individual basis for significant contributions to the Company and its subsidiaries and (ii) to stimulate the efforts of such members by giving them a direct financial interest in the performance of the Company.

Section 2. Definitions.  The following terms utilized in this Plan shall have the following meanings:

“Cash Flow” shall mean for a fiscal year EBITDA less capital and investment spending and plus or minus changes in working capital (excluding the effect of any reclassifications to/from long-term assets and liabilities, current or deferred taxes) at the end of such fiscal year.

“Committee” shall mean the Compensation Committee of the Board of Directors of the Company or such other committee of such Board as such Board may from time to time designate; provided only those members of the Compensation Committee (or other Committee designated by such Board) who qualify as “Outside Directors” as defined in Section 162(m) shall constitute members of the Committee for purposes of the Plan.

“Consolidated Net Assets” shall mean for a fiscal year consolidated total assets less consolidated non-interest bearing liabilities at the end of such fiscal year.

“Earnings Per Share” shall mean for a fiscal year the actual diluted earnings per share at the end of such fiscal year calculated as the net income available to common stockholders excluding the impact of extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business divided by the weighted average number of common stock plus any potential dilutive common stock (such as stock options) outstanding at the end of such fiscal year.

“EBIT” shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year.

“EBITDA” shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), depreciation, amortization, extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year.

“EBITDA Margins” shall mean for a fiscal year EBITDA (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year.

“Operating Cash Flow” per share shall mean for a fiscal year the net operating activities less the impact of the accounts receivable securitization program divided by the weighted average number of shares of common stock plus any potential dilutive shares of common stock (such as stock options) outstanding at the end of such fiscal year.

“Operating Income” shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus equity in earnings of affiliated companies, interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year.

“Operating Margins” shall mean for a fiscal year Operating Income (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year.

“Participant” shall mean for a fiscal year, each salaried employee who is designated as a Participant by the Committee prior to the commencement of such fiscal year (or such later date, if any, as permitted by Section 162(m)); provided for 1999, the Committee shall designate the Participants prior to April 1, 1999.

“Performance Measures” shall mean for a fiscal year any one or combination of the following: “Earnings Per Share,” “Profit Margin,” “Return on Total Assets,” “Cash Flow,” “Return on Equity,” “EBIT,” “EBITDA,” “Working Capital, “Operating Income, “Operating Margins,” “EBITDA Margins,” “Operating Cash Flow,” “Working Capital as a Percent of Net Sales,” “Return on Net Assets,” and “Return on Capital” as the Committee determines from time to time with respect to such fiscal year; provided such determination would not subject any Incentive Award to Section 162(m). A Performance Measures can also be used on a continuing operations basis instead of a total Company basis as determined by the Committee.

“Profit Margin” shall mean for a fiscal year consolidated EBIT (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year.

“Return on Capital” shall mean for a fiscal year consolidated net income plus after-tax interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense) and the after-tax effect of any extraordinary expenses or losses, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of a change in accounting principle (at the end of such fiscal year), divided by average Consolidated Net Assets (the average calculated using Consolidated Net Assets at the beginning and end of such fiscal year).

“Return on Equity” shall mean for a fiscal year consolidated net income before the after tax effect of any extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of any change in accounting principle (at the end of such fiscal year), divided by average shareholders’ equity (the average calculated using shareholders’ equity at the beginning and end of such fiscal year excluding the impact on ending shareholders’ equity of extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business).

“Return on Net Assets” shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets less consolidated non-interest bearing liabilities (the average calculated using the balances at the beginning and end of such fiscal year).

“Return on Total Assets” shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets (the average calculated using the consolidated total assets at the beginning and end of such fiscal year).

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder, all as amended from time to time.

“Working Capital” shall mean for a fiscal year total current assets excluding cash and cash equivalents plus accounts receivable securitization program minus total current liabilities excluding short-term borrowings.

“Working Capital as a Percent of Net Sales” shall mean for a fiscal year Working Capital divided by consolidated net sales at the end of such fiscal year.

Section 3. Term.  The Plan shall be effective as of February 25, 1999 (the “Effective Date”), and shall be applicable for 1999 and all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 7 or as provided in Section 14.

Section 4. Incentive Award.

4.1 For each fiscal year of the Company, each Participant may be entitled to receive an award payable in cash (“Incentive Award”) in an amount determined by the Committee as provided in this Plan. Prior to the commencement of a fiscal year (or such later date, if any, as permitted by Section 162(m)) (but in the case of the 1999 fiscal year, prior to April 1, 1999), for the Incentive Awards for such fiscal year, the Committee will designate or approve (i) the individuals who will be Participants in the Plan, if any, (ii) the Performance Measures, (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the Incentive Award, (iv) the performance goals and payout matrix or formula for each Performance Measure and (v) the target Incentive Award for each Participant. Following the end of a fiscal year, the Committee shall determine the Incentive Award for each Participant by:

(i)	comparing actual performance for each measure against the payout matrix approved for such fiscal year,

(ii)	multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor, and

(iii)	summing the weighted payout percentages and multiplying their overall payout percentage by the Participant’s target Incentive Award.

The Committee is authorized in its sole and plenary discretion to adjust or modify the calculation of a Performance Measure and its goal to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting in whole or in part the Company or any of its affiliates (to the extent applicable to such Performance Measure or goal) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting in whole or in part the Company or any of its affiliates (to the extent applicable to such Performance Measure or goal), or the financial statements of the Company or any of its affiliates (to the extent applicable to such Performance Measure or goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business condition.

Notwithstanding anything contained in this Plan to the contrary, the Committee in its sole discretion may reduce any Incentive Award to any Participant to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Incentive Award; however, the Committee may not reduce an Incentive Award for a fiscal year after December 31 of such fiscal year for a Participant who is employed by the Company on such date and such Incentive Award shall vest in such Participant on such date.

The Committee shall, by resolution of the Committee, certify, prior to payment of an Incentive Award, that the Incentive Award has been determined in accordance with the provisions of this Plan.

Incentive Awards for a fiscal year shall be determined as soon as practicable after such fiscal year and shall be paid no later than 75 days following such fiscal year unless deferred as provided in Section 4.4 hereof. The maximum Incentive Award paid a Participant under this Plan with respect to a fiscal year may not exceed 200% of such Participant’s annual base salary in effect on December 31 of the immediately preceding fiscal year.

4.2 A Participant whose employment terminates with cause or without the Committee’s written consent during a fiscal year shall forfeit such Participant’s Incentive Award for such fiscal year.

4.3 Incentive Awards shall be payable in a single, lump sum. However, the Participant may defer payment if the participant so elects pursuant and subject to the terms of Company’s Employee Deferral Plan (or its successor).

4.4 The Company shall withhold from any Incentive Award or payments made or to be made under this Plan any amount of withholding taxes due in respect of an Incentive Award, its deferral or payment.

4.5 Participation in this Plan does not exclude Participants from participation in any other benefit or compensation plans or arrangements of the Company, including other bonus or incentive plans.

Section 5. Administration and Interpretation.  The Plan shall be administered by the Committee, which shall have the sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

Section 6. Administrative Expenses.  Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds.

Section 7. Amendment or Termination.  The Committee of the Company may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall increase the amount of any Incentive Award for which performance goals have been established but which has not yet been earned or paid; provided further that such action will not cause an Incentive Award to become subject to the deduction limitations contained in Section 162(m).

Section 8. No Assignment.  The rights hereunder, including without limitation rights to receive an Incentive Award, shall not be pledged, assigned, transferred, encumbered or hypothecated by an employee of the Company, and during the lifetime of any Participant any payment of an Incentive Award shall be payable only to such Participant.

Section 9. The Company.  For purposes of this Plan, the “Company” shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated.

Section 10. No Right to Employment.  The designation of an employee as a Participant or grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any affiliate or subsidiary.

Section 11. Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

Section 12. No Trust.  Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent any Participant acquires a right to receive payments from the Company in respect to any Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 13. Section 162(m).  It is the intention of the Company that all payments made under the Plan be excluded from the deduction limitations contained in Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m).

Section 14. Shareholder Approval.  This Plan shall be submitted for approval to the shareholders of the Company at the Company’s 2000 Annual Meeting of Shareholders and shall be resubmitted to such shareholders at the Company’s 2005 Annual Meeting of Shareholders. If the Plan is not approved by such shareholders within the meaning of Section 162(m), this Plan shall immediately terminate and all Incentive Awards granted but unpaid at the time of such non-approval shall also terminate.

Appendix B

ARCH CHEMICALS, INC.

1999 LONG TERM INCENTIVE PLAN

(As amended through February 9, 2005)

Section 1. Purpose

The purposes of the Arch Chemicals, Inc. 1999 Long Term Incentive Plan (the “Plan”) are to encourage selected salaried employees of Arch Chemicals, Inc. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the Company’s growth and performance, to generate an increased incentive to contribute to the Company’s future success and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals.

Section 2. Definitions

As used in the Plan:

(a)	“Affiliate” means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest as determined by the Committee.

(b)	“Award” means any Option, Restricted Stock, Restricted Stock Unit, Performance Award or Dividend Equivalent granted under the Plan.

(c)	“Award Agreement” means any written agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is qualified as a “Non-Employee Director” as contemplated by the Section 16 Rules and as an “Outside Director” as defined in Code Section 162(m) and any regulations promulgated thereunder.

(g)	“Dividend Equivalent” means any right granted under Section 6(d)(iv) of the Plan.

(h)	“Fair Market Value” means, with respect to any property (including, without limitation, Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(i)	“Incentive Stock Option” means an option to purchase Shares granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or a successor provision thereto.

(j)	“Non-Qualified Stock Option” means an option to purchase Shares granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(k)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(l)	“Participant” means a Salaried Employee granted an Award under the Plan.

(m)	“Performance Award” means any award granted under Section 6(c) of the Plan.

(n)	“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(o)	“Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

(p)	“Restricted Securities” means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.

(q)	“Restricted Stock” means any Share granted under Section 6(b) of the Plan.

(r)	“Restricted Stock Unit” means any right granted under Section 6(b) of the Plan that is denominated in Shares.

(s)	“Salaried Employee” means any salaried employee of the Company or of an Affiliate.

(t)	“Section 16 Rules” means the rules promulgated by the Securities and Exchange Commission with respect to Section 16 of the Securities Exchange Act of 1934, as amended, or any successor rules.

(u)	“Shares” means the common stock of the Company and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

Section 3. Administration

The Plan shall be administered by the Committee which shall have full power and authority to: (i) designate Participants; (ii) determine the Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participants, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate. The Committee’s powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which the Company or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws.

Section 4. Shares Available for Awards

(a)	Shares Available. The aggregate number of Shares available for issuance under the Plan shall be 2,123,000 subject to adjustment pursuant to subsection (b) below.

(b)

Adjustments.  In the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant, purchase or exercise price with respect to any Award, or, if the Committee deems it appropriate, make provision for a cash payment to the holder of an outstanding Award and (iv) the limitation contained in Section 4(c). Notwithstanding the foregoing, a Participant to whom Dividend Equivalents or dividend units have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

(c)	Limitation on Awards. Notwithstanding anything contained in this Plan to the contrary, grants to any one Participant of Awards which represent or are designated in Shares shall not exceed 300,000 Shares in any calendar year.

Section 5. Eligibility

Any Salaried Employee, including any officer or employee-director of the Company or an Affiliate shall be eligible to be designated a Participant.

Section 6. Awards

(a)	Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(ii)	Option Term. The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option exceed a period of ten years from the date of its grant.

(iii)	Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (but in no event shall an Option be exercisable after the expiration of ten years from the date of its grant), and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made; provided that no Shares may be used by a Participant in payment of the exercise price of an Option unless such Shares were acquired in the open market or have been held by the Participant for at least six months.

(iv)	Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant’s employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision.

(b)	Restricted Stock and Restricted Stock Units.

(i)	Issuance. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii)

Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, provided that in order for a Participant to vest in Awards of Restricted Stock or Restricted Stock Units where vesting is based solely on continued service, the Participant must remain in the employ of the Company or an Affiliate for a period of not less than three years commencing on the date of grant of the Award, subject to Section 9 hereof and subject to relief for specified reasons as may be approved by the Committee.

(iii)	Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and when delivered to the Participant shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(c)	Performance Awards. The Committee is authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee, provided that a performance period shall be at least one year, subject to Section 9 hereof.

(d)	General.

(i)	No Cash Consideration for Awards. Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.

(ii)	Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of the Company or any Affiliate, or as payment for or to assure payment of an award or benefit granted under any such other such plan or arrangement, provided that the purchase or exercise price under an Award encompassing the right to purchase Shares shall not be reduced by the cancellation of such Award and the substitution of another Award. Awards so granted may be granted either at the same time as or at a different time from the grant of such other Awards or awards or benefits.

(iii)	Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iv)	Dividend Equivalents or Interest. Subject to the terms of the Plan and any applicable Award Agreement, a Participant, including the recipient of a deferred Award, shall, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents, with respect to the Shares covered by the Award. The Committee may provide that any such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the award of Dividend Equivalents or dividend units, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

(v)	Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than (unless limited in the Award Agreement) by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company), except that an Option may be transferred by gift to any member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, if permitted in the applicable Award Agreement; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law by the Participant’s guardian or legal representative unless it has been transferred to a member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, in which case it shall be exercisable only by such transferee. For the purposes of this provision, a holder’s “immediate family” shall mean the holder’s spouse, children and grandchildren. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

(vi)	Term of Awards. Except as otherwise expressly provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii)	Section 16 Rule Six-Month Limitations. To the extent required in order to otherwise satisfy the requirements for exemption under the Section 16 Rules only, any derivative or equity security offered pursuant to the Plan may not be sold for at least six months after acquisition or grant (or such other period as may be required by the Section 16 Rules), except in the case of death. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Section 16 Rules.

(viii)	No Rights to Awards. No Salaried Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Salaried Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(ix)	Delegation. Notwithstanding any provision of the Plan to the contrary, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Salaried Employees who are not officers or directors of the Company for purposes of the Section 16 Rules.

(x)	Withholding. The Company or any Affiliate may withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise or any payment under such Award or under the Plan, and take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(xi)	Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(xii)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of the Company or an Affiliate at any time to dismiss a Participant from employment, free from any liability or any claim under the Plan or the Award Agreement.

(xiii)	Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(xiv)	Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(xv)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(xvi)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(xvii)	Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(xviii)	Conflict with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

(xix)

Performance Based Awards.  Notwithstanding any provision in this Plan to the contrary, Awards granted under Sections 6(b) or 6(c) and designated by the Committee as being performance-based shall have as performance measures Return on Equity, Total Return to Shareholders, Cumulative Earnings per Share Growth, Cash Flow, Earnings Per Share, EBIT, EBITDA, EBITDA Margins, Operating Cash Flow, Operating Income, Operating Margins,

Working Capital, Working Capital as a Percent of Net Sales, Return on Net Assets, Return on Capital, Profit Margin, and Return on Total Assets. For purposes of the Plan, “Return on Equity” shall mean consolidated net income of the Company before the after tax effect of any extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of any change in accounting principle (at the end of such fiscal year), divided by average shareholders’ equity (the average calculated using shareholders’ equity at the beginning and end of such fiscal year excluding the impact on ending shareholders’ equity of extraordinary expenses or losses, losses on sale of businesses, impairment charges, special charges or extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business); “Total Return to Shareholders” shall mean for the performance period total return to shareholders of $100 worth of Shares for such period assuming reinvestment of dividends on a quarterly basis; “Cumulative Earnings per Share Growth” shall mean the compound annual growth rate for Arch diluted Earnings per Share for the performance or measurement period. The base Earnings per Share upon which the annual growth rate will be computed will be determined by the Committee prior to the start of the performance period. “Earnings per Share” shall mean for a fiscal year the actual diluted earnings per share at the end of such fiscal year calculated as the net income available to common stockholders excluding the impact of extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus any extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business divided by the weighted average number of shares of common stock plus any potential dilutive shares of common stock (such as stock options) outstanding at the end of such fiscal year, “Cash Flow” shall mean for a fiscal year EBITDA less capital and investment spending and plus or minus changes in working capital (excluding the effect of any reclassifications to/from long-term assets and liabilities, current or deferred taxes) at the end of such fiscal year; “Consolidated Net Assets” shall mean for a fiscal year consolidated total assets less consolidated non-interest bearing liabilities at the end of such fiscal year; “EBIT” shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; “EBITDA” shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), depreciation, amortization, extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; “EBITDA Margins” shall mean for a fiscal year EBITDA (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; “Operating Cash Flow” per share shall mean for a fiscal year the net operating activities less the impact of the accounts receivable securitization program divided by the weighted average number of shares of common stock plus any potential dilutive shares of common stock (such as stock options) outstanding at the end of such fiscal year; “Operating Income” shall mean for a fiscal year consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus equity in earnings of affiliated companies, interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year; “Operating Margins” shall mean for a fiscal year Operating Income (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; “Profit Margin” shall mean for a fiscal year consolidated EBIT (at the end of such fiscal year) divided by consolidated net sales at the end of such fiscal year; “Return on Capital” shall mean for a fiscal year consolidated net income plus after-tax interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense) and the after-tax effect of any extraordinary expenses or losses, special charges or extraordinary gains, gains on the sale of businesses or sales not in the ordinary course of business and any cumulative effect of a change in accounting principle (at the end of such fiscal year), divided by average Consolidated Net Assets (the average calculated using Consolidated Net Assets at the beginning and end of such fiscal year); “Return on Net Assets” shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets less consolidated non-interest bearing liabilities (the average calculated using the balances at the beginning and end of such fiscal year); “Return on Total Assets” shall mean for a fiscal year the consolidated EBIT (at the end of such fiscal year) divided by consolidated average total assets (the average calculated using the consolidated total assets at the beginning and end of such fiscal year); “Working Capital” shall mean for a fiscal year total current assets excluding cash and cash equivalents plus accounts receivable securitization program minus total current liabilities excluding short-term borrowings; “Working Capital as a Percent of Net Sales” shall mean for a fiscal year Working Capital divided by consolidated net sales at the end of such fiscal year. The Committee shall determine the performance goals for each such performance measure with respect to each such Award.

(xx)	Transfer from Olin Plans. As of the dividend payment date fixed by the board of directors of Olin Corporation for the distribution of all outstanding shares of common stock of the Company to the shareholders of Olin Corporation (“Distribution”), Options for Shares, options for common stock of Olin Corporation, Restricted Stock Units and restricted stock units of Olin Corporation held by employees of the Company (after giving effect to the adjustment for the Distribution) shall be transferred to this Plan from stock option and incentive plans maintained by Olin Corporation. Any Options and Restricted Stock Units transferred to this Plan shall not reduce the number of Awards that may be designated in Shares for any Participant in any calendar year pursuant to Section 4(c). As used in and for all purposes of the Plan (other than for purposes of Sections 4(a) with respect to options to purchase stock of Olin Corporation, 4(c) and 6(a)(i) of the Plan), the term “Option” includes an option transferred to the Plan in connection with the Distribution (“Transferred Option”), the term “Restricted Stock Unit” includes a restricted stock unit transferred to the Plan in connection with the Distribution (“Transferred Stock Unit”) and the term “Award” includes a Transferred Option and a Transferred Stock Unit.

Section 7. Amendment and Termination

(a)	Amendments to the Plan. The Board (or any authorized committee thereof) may amend, suspend, discontinue or terminate the Plan, including, without limitation, any amendment, suspension, discontinuation or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, suspension, discontinuation or termination shall be made that would (i) amend the definition of “Participant” or the definition of “Salaried Employee” to include non-employee directors of the Company, (ii) except for adjustments provided in Section 4(b), increase the number of shares available for issuance under the Plan as specified in Section 4(a), or (iii) permit any Award encompassing rights to purchase Shares to be granted with per Share purchase or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof; and provided further that no amendment, suspension, discontinuation or termination that would impair the rights of such Participant, holder or beneficiary shall be made with respect to Section 9 of the Plan after a Change in Control, as defined therein.

(b)	Amendments to Awards. The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that no amendment, alteration, suspension, discontinuation or termination of an Award that would impair the rights of such Participant, holder or beneficiary shall be made after a Change in Control, as defined in Section 9; provided further that the Committee may not increase the payment of any Award granted any Participant.

(c)	Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another company, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.

(d)	Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

Section 8. Additional Conditions to Enjoyment of Awards.

(a)	The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the following conditions:

(i)	A Participant shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee or, if delegated by the Committee to the Chief Executive Officer, in the judgment of such Officer, is or becomes competitive with the Company or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Affiliate. Such judgment shall be based on the Participant’s positions and responsibilities while employed by the Company or an Affiliate, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or an Affiliate and the other organization or business, the effect on customers, suppliers and competitors of the Participant’s assuming the post-employment position, the guidelines established in the then current edition of the Company’s Standards of Ethical Business Practices, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the Participant or a greater than 1% equity interest in the organization or business.

(ii)	Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any secret or confidential information, knowledge or data, relating to the business of the Company or an Affiliate in violation of his or her agreement with the Company or the Affiliate.

(iii)

A Participant, pursuant to his or her agreement with the Company or an Affiliate, shall disclose promptly and assign to the Company or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or the Affiliate and shall do anything reasonably necessary to enable the Company or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

(b)	Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 8 are met.

(c)	Failure to comply with the conditions of this Section 8 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)	Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.

(e)	Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employee agreement or any other agreement with the Company.

Section 9. Change in Control

(a)	Except as the Board or the Committee may expressly provide otherwise prior to a Change in Control of the Company (as defined below), in the event of a Change in Control of the Company:

(i)	all Options then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

(ii)	all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding shall be deemed satisfied as of the date of the Change in Control; and

(iii)	all Performance Awards shall become vested, deemed earned in full and promptly paid to the Participants, cash units in cash and phantom stock units in the Shares represented thereby or such other securities, property or cash as may be deliverable in respect of Shares as a result of a Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

(b)	A Change in Control of the Company shall have occurred in the event that:

(i)	the Company ceases to be, directly or indirectly, owned of record by at least 1,000 shareholders;

(ii)	a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a “person” within the meaning of Sections 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan’s related trust), become(s) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of 20% or more of the then outstanding voting stock of the Company;

(iii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Company’s Board of Directors (together with any new Director whose election by the Company’s Board or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office;

(iv)	all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); or

(v)	the shareholders of the Company approve a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

Section 10. Effective Date of the Plan

The Plan shall be effective as of the Distribution Date.

Section 11. Term of the Plan

No Award shall be granted under the Plan after January 31, 2009, but unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET TELEPHONE MAIL

https://www.proxyvotenow.com/arj 1-866-214-3767

Go to the website address listed

Use any touch-tone telephone.

Mark, sign and date your proxy

OR OR card.

above. • Have your proxy card ready.

Have your proxy card ready. Follow the simple recorded Detach your proxy card.

Follow the simple instructions that instructions. Return your proxy card in the appear on your computer screen. postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

1-866-214-3767 Internet or Telephone vote before 11:59 p.m., New York time, on April 27, 2005; however for Arch CEOP and Olin CEOP participants, the deadline for Internet and Telephone voting of CALL TOLL-FREE TO VOTE shares held in those plans is 9:00 a.m., New York time, on April 27, 2005.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Mark, Sign, Date and Return the Proxy Card Promptly

Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink.

FOR AGAINST ABSTAIN

The Board of Directors recommends a vote “FOR” all nominees and “FOR” all proposals below:

2. Approval of Senior Management Incentive

1. Election of Directors (mark one box) Compensation Plan

FOR WITHHOLD FOR ALL WITH

ALL FOR ALL EXCEPTIONS* 3. Approval of the 1999 Long Term Incentive Plan

Nominees: 01—Michael E. Campbell 4. Ratification of the Appointment of KPMG LLP

02—H. William Lichtenberger as Independent Auditors. 03—John P. Schaefer 04—Daniel S. Sanders

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ (Instructions: To withhold authority to vote for any individual nominee, mark the nominees and “FOR” Proposals 2, 3 and 4.

“Exceptions*” box and write that nominee’s name on the following blank line.)

To change your address, please mark this box and provide new address in comments on back.

Exceptions*

SCANLINE

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date Share Owner sign here Co-Owner sign here

ADMISSION TICKET

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse side or to use our telephone or Internet voting system.

(Bring this admission ticket with you if attending the meeting)

FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS, SEE REVERSE SIDE

Directions to The Dolce Norwalk Center for Leadership and Innovation

via the New England Thruway/Connecticut Turnpike or Merritt Parkway

New England Thruway/Interstate 95/

Connecticut Turnpike – Exit 13

From New York

1. Turn right onto the Boston Post Road/Connecticut Avenue

(U.S.1).

2. Proceed .3 mile to Richards Avenue.

3. At the traffic light turn left onto Richards Avenue and

continue 1.5 miles to Fillow Street.

4. At stop sign turn left onto Fillow Street, driving .2 mile to stop sign at Weed Avenue.

5. Turn right onto Weed Avenue, continue .3 mile to entrance of The Dolce Norwalk Center for Leadership and

Innovation.

Hutchinson River Parkway/

Merritt Parkway – Exit 38

From New York

1. Turn right onto New Canaan Avenue/Route 123 and

almost immediately, at traffic light turn left onto Nursery

Street.

2. Continue on Nursery Street for .8 mile, bearing right, until it ends at Marvin Ridge Road.

3. Turn left onto Marvin Ridge Road, which becomes Weed

Avenue.

4. Drive for .7 mile to the entrance of The Dolce Norwalk

Center for Leadership and Innovation.

5. The entrance is on the left side of Weed Avenue.

6. The entrance is on the right side of Weed Avenue.

From New Haven – Exit 13

1. Turn right onto the Boston Post Road/Connecticut Avenue

(U.S.1).

2. Proceed .5 mile to Richards Avenue.

3. Follow directions 3-6 above.

From New Haven – Exit 38

1. Turn right onto New Canaan Avenue/Route 123.

2. Proceed .2 mile to traffic light and take right onto Nursery

Street.

3. Follow directions 2-5 above.

Arch Chemicals, Inc.

This Proxy is Solicited on Behalf of the Board of Directors of Arch Chemicals, Inc.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Richard E. Cavanagh, Michael O. Magdol and Janice J. Teal, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Arch Chemicals, Inc. owned of record by the undersigned, and (ii) directs JPMorgan Chase Bank, Trustee under the Olin Corporation Contributing Employee Ownership Plan and Trustee under the Arch Chemicals, Inc. Contributing Employee Ownership Plan to vote in person or by proxy all shares of Common Stock of Arch Chemicals, Inc. allocated to any accounts of the undersigned under any such Plans, and which the undersigned is entitled to vote, in each case of clause (i) and (ii), on all matters which may come before the 2005 Annual Meeting of Shareholders to be held at The Dolce Norwalk Center for Leadership and Innovation, 32 Weed Avenue, Norwalk, Connecticut, on April 28, 2005, at 10:15 a.m., local time, and any adjournments or postponements thereof. The proxies will vote using the directions on the reverse side of this card. If no direction is provided, this proxy will be voted as recommended by the Board of Directors. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2005 Annual Meeting of Shareholders and any adjournments or postponements thereof.

(Continued, and to be signed and dated on the reverse side.)

To include any comments, please mark this box If you plan to attend the and provide comments below. Arch Chemicals, Inc. meeting, please mark this box.

P.O. BOX 11008

NEW YORK, N.Y. 10203-0008 Address Change Comments